Exhibit 4.5

PENGROWTH CORPORATION

PENGROWTH ENERGYTRUST

NOTICES OF MEETINGS

INFORMATION CIRCULAR — PROXY STATEMENT

MARCH 15, 2002

TABLE OF CONTENTS

NOTICE OF SHAREHOLDER MEETING
NOTICE OF ROYALTY MEETING
NOTICE OF TRUST MEETING

INFORMATION CIRCULAR
SOLICITATION OF PROXIES	1
Shareholder Meeting	1
Royalty Meeting	1
Trust Meeting	2
APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES	2
notice to beneficial holders of trust units	3
PERSONS MAKING THE SOLICITATION	3
EXERCISE OF DISCRETION BY PROXY	3
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF	4
EXECUTIVE COMPENSATION	4
Long Term Incentive Plans	5
Summary of Compensation and Securities under Option	7
Options Granted During the Year Ended December 31, 2001	8
Aggregate Option Exercises During the Year Ended December 31, 2001 and Year-End Option Values	9
Performance Graph	10
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	10
INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS	10
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS	11
MANAGEMENT AGREEMENT	11
CORPORATE GOVERNANCE	12
OTHER MATTERS	17
MATTERS TO BE CONSIDERED AT THE SHAREHOLDER MEETING	17
APPOINTMENT OF AUDITORS	17
ELECTION OF DIRECTORS	17
AMENDMENTS TO UNANIMOUS SHAREHOLDER AGREEMENT	18
AMENDMENTS TO ARTICLES OF THE CORPORATION	19
MATTERS TO BE CONSIDERED AT THE ROYALTY MEETING	20
AMENDMENTS TO ROYALTY INDENTURE	20
AMENDMENTS TO MANAGEMENT AGREEMENT	21
SUBORDINATION OF THE ROYALTY	21
MATTERS TO BE CONSIDERED AT THE TRUST MEETING	22
APPOINTMENT OF AUDITORS	22
AMENDMENT TO TERM OF TRUST UNIT OPTION PLAN	22
ISSUANCE OF ADDITIONAL TRUST UNIT OPTIONS	23
CREATION OF A TRUST UNIT RIGHTS INCENTIVE PLAN	23
TRUST UNIT DISTRIBUTIONS AND REINVESTMENT	25
AMENDMENTS TO THE TRUST INDENTURE	26
GUARANTEES AND SUBORDINATION	27
ADDITIONAL INFORMATION	28
APPROVAL AND CERTIFICATION	29

SCHEDULES
SUMMARY OF AMENDMENTS	A
RESOLUTIONS	B
AMENDED AND RESTATED AGREEMENTS	C

PENGROWTH CORPORATION

NOTICE OF THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that an annual general and special meeting of the Shareholders (the “Shareholder Meeting”) of Pengrowth Corporation (the “Corporation”) will be held at the Calgary Petroleum Club, McMurray Room, 319 — 5th Avenue S.W., Calgary, Alberta, at 3:00 p.m. (Calgary Time) on April 23, 2002 for the following purposes:

1.	to receive and consider financial statements of the Corporation for the year ended December 31, 2001 and auditors’ report thereon;

2.	to appoint auditors;

3.	to elect directors of the Corporation;

4.	to consider an Extraordinary Resolution approving certain amendments to the Unanimous Shareholder Agreement, and approving a Restated Unanimous Shareholder Agreement;

5.	to consider a Special and Extraordinary Resolution approving certain amendments to the Articles of the Corporation;

6.	to transact any other business which may properly come before the Shareholder Meeting.

Calgary, March 15, 2002

By Order of the Board of Directors

(Signed) Charles V. Selby, Corporate Secretary

The specific details of the matters proposed to be put before the Royalty Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

Royalty Unitholders of the Corporation and Trust Unitholders of Pengrowth Energy Trust (collectively “Unitholders”) are entitled to vote on matters regarding the Corporation as if they were shareholders of the Corporation. Unitholders are requested to date and sign the enclosed Form of Proxy and to mail it to, or deposit it with the Corporate Secretary of the Corporation in care of Computershare Trust Company of Canada, Stock and Bond Transfer Department, 7th floor, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8. In order to be valid and acted upon at the Shareholder Meeting, Forms of Proxy must be returned not less than 48 hours before the time for holding the Shareholder Meeting or any adjournment thereof. Unitholders who wish to attend and vote in person should appoint themselves as proxy.

Unitholders of record at the close of business on March 8, 2002, will be entitled to notice of, and to attend and vote at, the Shareholder Meeting, unless the Unitholder has transferred any Units subsequent to that date and the transferee Unitholder, not later than 10 days before the Shareholder Meeting, establishes his ownership of the Units and demands his name be included on the list of Unitholders, in which such transferee will be entitled to vote such Units at the Shareholder Meeting.

PENGROWTH CORPORATION

NOTICE OF THE SPECIAL MEETING OF ROYALTY UNITHOLDERS

TAKE NOTICE that a special meeting of the Royalty Unitholders (the “Royalty Meeting”) of Pengrowth Corporation (the “Corporation”) will be held at the Calgary Petroleum Club, McMurray Room, 319 — 5th Avenue S.W., Calgary, Alberta, at 3:15 p.m. (Calgary Time) on April 23, 2002 for the following purposes:

1.	to consider an Extraordinary Resolution approving certain amendments to the Royalty Indenture, and approving a Restated Royalty Indenture;

2.	to consider an Extraordinary Resolution approving certain amendments to the Third Amended Management Agreement, and approving an Amended and Restated Management Agreement;

3.	to consider an Extraordinary Resolution approving a subordination of the rights of Royalty Unitholders to be paid the Royalty by the Corporation;

4.	to transact any other business which may properly come before the Royalty Meeting.

Calgary, March 15, 2002

By Order of the Board of Directors

(Signed) Charles V. Selby, Corporate Secretary

The specific details of the matters proposed to be put before the Royalty Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

Unitholders of the Corporation are requested to date and sign the enclosed Form of Proxy and to mail it to, or deposit it with the Transfer Agent of the Corporation, Computershare Trust Company of Canada, Stock and Bond Transfer Department, 7th floor, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8. In order to be valid and acted upon at the Royalty Meeting, Forms of Proxy must be returned not less than 48 hours before the time for holding the Royalty Meeting or any adjournment thereof. Unitholders who wish to attend and vote in person should appoint themselves as proxy.

Unitholders of record at the close of business on March 8, 2002, will be entitled to notice of, and to attend and vote at, the Royalty Meeting, unless the Unitholder has transferred any Units subsequent to that date and the transferee Unitholder, not later than 10 days before the Royalty Meeting, establishes his ownership of the Units and demands his name be included on the list of Unitholders, in which such transferee will be entitled to vote such Units at the Royalty Meeting.

PENGROWTH CORPORATION

NOTICE OF THE ANNUAL AND SPECIAL MEETING OF TRUST UNITHOLDERS

TAKE NOTICE that an annual and special meeting of the Trust Unitholders (the “Trust Meeting”) of Pengrowth Energy Trust (the “EnergyTrust”) will be held at the Calgary Petroleum Club, McMurray Room, 319 — 5th Avenue S.W., Calgary, Alberta, at 3:30 p.m. (Calgary Time) on April 23, 2002 for the following purposes:

1.	to receive and consider the financial statements of EnergyTrust for the year ended December 31, 2001 and the auditors’ report thereon;

2.	to appoint auditors;

3.	to consider an Extraordinary Resolution approving certain amendments to the Trust Unit Option Agreement and the Trust Unit Option Plan, and approving the reservation of additional Trust Unit Options;

4.	to consider an Extraordinary Resolution approving the creation of a Trust Unit Rights Incentive Plan, and approving certain amendments to the Trust Unit Option Plan;

5.	to consider an Extraordinary Resolution approving certain amendments to the Distribution Reinvestment Plan;

6.	to consider an Extraordinary Resolution approving certain amendments to the Trust Indenture, and approving an Amended and Restated Trust Indenture;

7.	to consider an Extraordinary Resolution approving guarantee and subordination agreements;

8.	to transact any other business which may properly come before the Trust Meeting.

Calgary, March 15, 2002

By Order of Computershare Trust Company of Canada as Trustee

(Signed) M. Rose Allen Vice-President Western Region and General Manager Corporate Trust

(Signed) Stacie A. Moore Corporate Trust Manager

The specific details of the matters proposed to be put before the Trust Meeting and the text of the resolutions are set forth in the Information Circular-Proxy Statement accompanying this notice.

Trust Unitholders of EnergyTrust are requested to date and sign the enclosed Form of Proxy and to mail it to, or deposit it with the Trustee of EnergyTrust, Computershare Trust Company of Canada, Stock and Bond Transfer Department, 7th floor, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8. In order to be valid and acted upon at the Trust Meeting, Forms of Proxy must be returned not less than 48 hours before the time for holding the Trust Meeting or any adjournment thereof. Trust Unitholders who wish to attend and vote in person should appoint themselves as proxy.

Trust Unitholders of record at the close of business on March 8, 2002, will be entitled to notice of, and to attend and vote at, the Trust Meeting, unless the Trust Unitholder has transferred any Trust Units subsequent to that date and the transferee Trust Unitholder, not later than 10 days before the Trust Meeting, establishes his ownership of the Trust Units and demands his name be included on the list of Trust Unitholders, in which such transferee will be entitled to vote such Trust Units at the Trust Meeting.

PENGROWTH CORPORATION
PENGROWTH ENERGY TRUST

INFORMATION CIRCULAR — PROXY STATEMENT

For:	Annual General and Special Meeting of Shareholders Special Meeting of Royalty Unitholders Annual and Special Meeting of Trust Unitholders

SOLICITATION OF PROXIES

This Information Circular-Proxy Statement (“Circular”) is provided in connection with the solicitation of proxies by Pengrowth Management Limited for use at the Annual General and Special Meeting of Shareholders of Pengrowth Corporation (the “Corporation”) (the “Shareholder Meeting”), the Special Meeting of Royalty Unitholders of the Corporation (the “Royalty Meeting”) and the Annual and Special Meeting of Trust Unitholders (the “Trust Meeting”) of Pengrowth Energy Trust (“EnergyTrust”) (collectively referred to as the “Meetings”) and at any adjournments of the Meetings. The Meetings are to be held on April 23, 2002 at 3:00, 3:15 and 3:30 p.m. (Calgary time), respectively, at the Calgary Petroleum Club, McMurray Room, 319 — 5th Avenue S.W., Calgary, Alberta. This Circular is provided for the purposes set forth in the accompanying Notices of Meetings. Information contained herein is given as of March 8, 2002 unless otherwise specifically stated. Each term that is defined in this Circular has that same meaning when used in the schedules to this Circular.

Shareholder Meeting

Pursuant to the terms of a Unanimous Shareholder Agreement dated December 2, 1988 (as amended) (the “Unanimous Shareholder Agreement”), holders of royalty units (“Royalty Unitholders”) issued by the Corporation (the “Royalty Units”) and holders of trust units (“Trust Unitholders”) issued by EnergyTrust (the “Trust Units”) (collectively, the “Unitholders”) are entitled to notice of, and to attend at, the Shareholder Meeting and to one vote per Royalty Unit or Trust Unit held on any matter put before the Shareholder Meeting, other than the election of two directors who may be elected by Pengrowth Management Limited (the “Manager”). The Manager has agreed to refrain from exercising its voting rights as a shareholder except in respect of the election of two directors or as may be necessary or desirable to implement any resolutions passed by the Unitholders. EnergyTrust will not exercise its voting rights as a shareholder except as may be necessary or desirable to implement any resolutions passed by the Unitholders. In this Circular, Royalty Units and Trust Units are collectively referred to as the “Units”.

Royalty Meeting

Pursuant to the terms of the Royalty Indenture dated December 2, 1988 (as amended) (the “Royalty Indenture”) between the Corporation and Computershare Trust Company of Canada (the “Trustee”), Royalty Unitholders and Trust Unitholders are entitled to notice of, and to attend at, the Royalty Meeting and to one vote per Unit held on any matter put before the Royalty Meeting provided that the Trustee is not entitled to vote in respect of any Royalty Units held in its capacity as Trustee under the Trust Indenture.

Trust Meeting

Pursuant to the terms of the Trust Indenture dated December 2, 1988 (as amended) (the “Trust Indenture”) between the Corporation and the Trustee, Trust Unitholders are entitled to notice of, and to attend at, the Trust Meeting and to one vote per Trust Unit held on any matter put before the Trust Meeting.

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

The persons named in the accompanying Form of Proxy are directors of the Corporation. A Unitholder has the right to appoint a person (who need not be a Unitholder) to represent the Unitholder at the Meetings other than James S. Kinnear or Stanley H. Wong (the “Management Designees”). To exercise the right, the Unitholder must either insert the name of the other person in the blank space provided on the Form of Proxy or submit another appropriate form of proxy. Non-registered Unitholders (Unitholders who hold their Units through brokerage accounts or other intermediaries) who wish to appear in person and vote at the Meetings should be appointed as their own representatives at the Meetings in accordance with the directions of their intermediaries. See “Notice to Beneficial Holders of Trust Units”.

In order to be used at the Meetings, proxies must be addressed to the Corporate Secretary of Pengrowth Corporation and must be deposited with Computershare Trust Company of Canada, 7th Floor, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8, not less than 48 hours, excluding Saturdays and holidays, before the time for the holding of the Meetings or any adjournments of the Meetings. The record date for the Meetings has been established as the close of business on March 8, 2002. Only Unitholders of record as at the record date are entitled to receive notice of, and to vote at, the Meetings, subject to the following. In the event a Unitholder of record transfers his Units and the transferee, upon producing properly endorsed certificates evidencing such Units or otherwise establishing that he owns such Units, requests no later than ten (10) days before the Meetings that the transferee’s name be included in the list of Unitholders entitled to vote, then such transferee shall be entitled to vote such Units at the Meetings.

The instrument appointing a proxyholder shall be in writing and shall be executed by the registered Unitholder or his attorney authorized in writing or, if the registered Unitholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

A registered Unitholder who has submitted a proxy may revoke it by an instrument in writing signed by the registered Unitholder or by an authorized attorney, or, if the registered Unitholder is a corporation by a duly authorized officer provided such instrument is deposited either: (i) at the offices of Computershare Trust Company of Canada, Suite 600, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8, at any time up to and including the last business day preceding the day of the Meetings, or any adjournments of the Meetings, or (ii) with the Chairman of the Meetings on the day of the Meetings, or any adjournments of the Meetings. In addition, a proxy may be revoked: (i) by the registered Unitholder personally attending at the Meetings, and voting the Units represented thereby or, if the Unitholder is a corporation, by a representative of that corporation attending at the Meetings and voting such Units; or (ii) in any other manner permitted by law. Non-registered Unitholders should follow the directions of their intermediaries with respect to procedures to be followed for revoking a proxy.

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NOTICE TO BENEFICIAL HOLDERS OF TRUST UNITS

The information set forth in this section is of significant importance to many Trust Unitholders, as a substantial number of the Trust Unitholders do not hold Trust Units in their own name. Trust Unitholders who do not hold their Trust Units in their own name (referred to herein as “Beneficial Unitholders”) should note that only proxies deposited by Trust Unitholders whose names appear on the records of EnergyTrust as the registered holders of Trust Units can be recognized and acted upon at the Meetings. If Trust Units are listed in an account statement provided to a Beneficial Unitholder by a broker, then in almost all cases those Trust Units will not be registered in the Beneficial Unitholder’s name on the records of EnergyTrust. Such Trust Units will more likely be registered under the name of the Beneficial Unitholder’s broker or an agent of that broker. In Canada, the vast majority of such Trust Units are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities Limited, which acts as nominees for many Canadian brokerage firms). Trust Units held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Unitholder. Without specific instructions, the broker/nominees are prohibited from voting Trust Units for their clients. EnergyTrust does not know for whose benefit the Trust Units registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Unitholders in advance of the Unitholders’ Meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Unitholders in order to ensure that their Trust Units are voted at the Meetings. Often, the form of proxy supplied to a Beneficial Unitholder by its broker is identical to the Form of Proxy provided to registered Trust Unitholders; however, its purpose is limited to instructing the registered Trust Unitholder how to vote on behalf of the Beneficial Unitholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation (“IICC”). IICC typically mails a scannable Voting Instruction Form in lieu of the Form of Proxy. The Beneficial Unitholder is requested to complete and return the Voting Instruction Form to them by mail or facsimile. Alternatively, the Beneficial Unitholder can call a toll-free telephone number to vote the Trust Units held by the Beneficial Unitholder. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Trust Units to be represented at the Meetings. A Beneficial Unitholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Trust Units directly at the Meetings as the Voting Instruction Form must be returned as directed by IICC well in advance of the Meetings in order to have the Trust Units voted.

PERSONS MAKING THE SOLICITATION

This solicitation of proxies is made by management. The costs incurred to prepare and mail the Notices of Meetings, this Circular and the Form of Proxy will be borne by the Corporation and will be deducted in computing the royalty payable by the Corporation to EnergyTrust. Proxies are being solicited by mail and may also be solicited by personal interviews, telephone, telegraph or facsimile by directors, officers and proposed directors and officers of the Corporation, who will not be remunerated therefor.

EXERCISE OF DISCRETION BY PROXY

The Units represented by a proxy in favour of management nominees shall be voted at the Meetings and, where the Unitholder specifies a choice with respect to any matter to be acted

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upon, the Units shall be voted in accordance with the specification so made. In the absence of such specification, Units will be voted in favour of the proposed resolutions. The persons appointed by a proxy in the Form of Proxy provided with this circular are conferred with discretionary authority with respect to amendments or variations to those matters specified in the Notices of Meetings. At the time of mailing of this circular, management knows of no such amendment, variation, or other matter.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation has 1,100 issued and outstanding common shares (the “Common Shares”). Of the 1,100 outstanding Common Shares of the Corporation, 1,000 are owned by EnergyTrust and 100 are owned by the Manager. Subject to the Unanimous Shareholder Agreement, registered holders of Common Shares are entitled to attend and vote at the Shareholder Meeting on the basis of one vote for each share held. The Manager has agreed to refrain from exercising its voting rights as a shareholder except in respect of the election of two directors or as may be necessary or desirable to implement any resolutions passed by the Unitholders. EnergyTrust will not exercise its voting rights as a shareholder except as may be necessary or desirable to implement any resolutions passed by the Unitholders.

As at March 8, 2002, EnergyTrust had 82,277,072 issued and outstanding Trust Units. The registered holders thereof are entitled to attend and vote at the Trust Meeting, the Royalty Meeting and the Shareholder Meeting on the basis of one vote for each Trust Unit held.

As at March 8, 2002, the Corporation had 76,913,471 issued and outstanding Royalty Units. The registered holders thereof (other than Royalty Units held by the Trustee in its capacity as Trustee under the Trust Indenture) are entitled to attend and vote at the Royalty Meeting and the Shareholder Meeting on the basis of one vote for each Royalty Unit held. Issued and outstanding Royalty Units held by registered holders other than the Trustee total 18,940.

To the best of the knowledge of management, no persons beneficially own, directly or indirectly, Units carrying more than 10% of the voting rights attached to the issued and outstanding Units.

EXECUTIVE COMPENSATION

During 2001, the Corporation had seven executive officers. The salaries and bonuses paid by the Corporation to the five highest officers and employees during 2001 was $1,032,996 in the aggregate.

Two of the Corporation’s executive officers were paid cash compensation other than salary and bonuses. The President of the Corporation is the controlling shareholder of the Manager which is the advisor to the Corporation under a management agreement dated December 2, 1988 (as amended) (the “Management Agreement”) and as such provides management advisory services to the Corporation (see “Management Agreement”). The Manager received $2,235,224 for acquisition fees and $7,120,419 for management advisory services provided to the Corporation during 2001. In February, 2002, the Manager paid bonuses to employees of the Corporation for 2001 of $637,042. The Manager annually incurs additional expenses related to the business development of the Corporation. The law firm controlled by the Corporate Secretary earned $147,850 for legal services provided to the Corporation. A corporate finance firm controlled by an associate of the Corporate Secretary earned $1,513,250 for acquisition-related services provided to the Corporation by the Corporate Secretary during 2001. Nothing was paid to that firm during 2000 for acquisition-related services that were provided to the Corporation by the

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Corporate Secretary. Officers of the Corporation also participated in the incentive programs available to directors, officers, employees and special consultants discussed elsewhere in this Circular.

The directors of the Corporation, other than Mr. Kinnear, receive an annual retainer of $15,000 and $1,000 for each board or committee meeting attended plus expenses of attending such meetings. Mr. Kinnear receives no remuneration as a director. The remuneration paid to directors during 2001 was $98,000 in aggregate.

Long Term Incentive Plans

Long Term Incentive Plans have been implemented to encourage ownership of Trust Units, to maintain a direct link between pay and performance and to motivate directors, officers, employees and special consultants to improve EnergyTrust’s long-term financial success. The compensation policies of the Corporation and the Manager are designed to recognize and reward corporate performance and individual performance as well as to provide a competitive level of compensation.

Options to acquire Trust Units (“Trust Unit Options”) are issuable pursuant to a Trust Unit Option Plan (the “Option Plan”) and are issued from time to time at the discretion of the Board of Directors. The maximum number of Trust Units issuable upon exercise of Trust Unit Options under the Option Plan is authorized from time to time by the holders of Trust Units. Currently that maximum is 7 million Trust Units provided however that the number of Trust Units issuable upon the exercise of outstanding Trust Unit Options shall not at any time exceed 10% of the issued and outstanding Trust Units.

The Corporation offers a Trust Unit Purchase Plan and a Registered Retirement Savings Plan under which the Corporation will match each participant’s contributions to an aggregate of 10% of the participant’s salary.

In February, 2000, the Corporation instituted a Trust Unit Margin Purchase Plan (the “Margin Purchase Plan”) which is available to directors, officers, employees and special consultants of the Corporation. Participants are permitted to acquire Trust Units of EnergyTrust through individual margin accounts with a specified Canadian investment dealer which will provide participants with up to 75% margin, supported by a guarantee by the Corporation. Participants maintain personal margin accounts with the investment dealer and are responsible for all interest costs and obligations in respect to their margin loans. The Margin Purchase Plan is terminable upon two years notice by the Corporation or by the specified investment dealer. The amount of the guarantee (currently $5 million) may vary on the basis of interest rates, Trust Unit distributions and the trading price of the Trust Units. Costs of administration of the Margin Purchase Plan are shared equally between the participants and the Corporation, and participants’ share costs amongst themselves on a pro rata basis.

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The following summarizes participation in the Trust Unit Margin Purchase Plan as at March 8, 2002.

Number of Trust Units Held Under
Directors and Officers	the Trust Unit Margin Purchase Plan

James S. Kinnear (1)	2,035,357
Charles V. Selby	94,720
Stanley H. Wong	20,000
John B. Zaozirny	15,652
Lianne K. Bigham	76,500
Henry D. McKinnon	3,330
Lynn Kis	3,500
Employees and Special Consultants	176,450
TOTAL	2,425,509

Note:

(1)	Comprised of 457,656 Trust Units registered in the name of James S. Kinnear, 309,946 Trust Units registered in the name of Kinnear Financial Consulting Limited and 1,267,755 Trust Units registered in the name of the Manager.

In March, 2000, the Board of Directors approved an Executive Long Term Incentive Plan (the “ELTI Plan”) under which the Corporation will provide bonuses to plan recipients in the form of Trust Units purchased by the Corporation in the market from time to time. The Trust Unit entitlements under the ELTI Plan have a four year holding period. The Corporation pays cash bonuses to the executives participating in the ELTI Plan to offset the taxable benefit resulting from the Trust Unit entitlements and bonuses under the ELTI Plan. In 2001, no bonuses were paid under the ELTI Plan.

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Summary of Compensation and Securities under Option

The following table provides a summary of compensation earned during each of the last three fiscal years ended December 31, 2001 by the Corporation’s Chief Executive Officer and for the next two most highly compensated executive officers of the Corporation. Except as disclosed below, no executive officer of the Corporation received in excess of $100,000 per annum by way of salary and bonuses during any of the last three fiscal years ended December 31, 2001.

Long Term
		Annual Compensation		Compensation
				Securities Under	All Other
		Salary	Bonus	Options Granted	Compensation (4)
Name and Principal Position	Year	($)	($)	(#)	($)

James S. Kinnear (1) President and Chief Executive Officer	2001 2000 1999	Nil(1) Nil (1) Nil(1)	Nil (1) Nil (1) Nil(1)	89,700 89,700 69,000	Nil (1) Nil (1) Nil(1)

Henry D. McKinnon Vice President, Operations	2001 2000	170,723 144,266	69,818 61,673	34,670 31,200	Nil 58,089

Gordon M. Anderson (2) Vice President and Interim Chief Financial Officer	2001 2000 1999	106,532 93,558 91,747	46,972 38,794 18,964	24,523 23,400 21,000	Nil 39,059 Nil

Notes:

(1)	Management fees are paid by the Corporation to the Manager. James S. Kinnear, the President and Chief Executive Officer of the Corporation, is also the President and Chief Executive Officer of the Manager.

(2)	In addition to the amounts shown above, Mr. Anderson received a salary from the Manager.

(3)	In addition to the amounts set out in the table in accordance with a resolution of the Board of Directors of Pengrowth Corporation dated May 12, 1999, 300,000 options to acquire Trust Units at a price of $17.50 and 126,000 options to acquire Trust Units at a price of $20.50 held in the name of James S. Kinnear were cancelled and replaced with “Stock Appreciation Rights” entitling the holder to receive, upon exercise, a cash payment equal to any increase in market price of 300,000 Trust Units of EnergyTrust above $17.50 and of 126,000 Trust Units of EnergyTrust above $20.50. The Stock Appreciation Rights have the same terms as to expiry and vesting as the cancelled Trust Unit Options.

(4)	“All Other Compensation” is amounts paid under the Executive Long Term Incentive Plan.

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Options Granted During the Year Ended December 31, 2001

The table below provides details of grants of Trust Unit Options made to directors and officers of the Corporation during the fiscal year ended December 31, 2001.

	Securities	Securities	Total	% of Total
	Under Option	Under Option	Securities	Options	Exercise
	(Vested) (1)	(Not Vested) (1)	Under	Granted in	Price
Name	(#)	(#)	Option	2001	($/unit)(2)	Expiration Date

James S. Kinnear	29,900	59,800	89,700	9.9	17.48	June 29, 2006
Thomas A. Cumming	2,600	5,200	7,800	0.9	17.48	June 29, 2006
John B. Zaozirny	2,600	5,200	7,800	0.9	17.48	June 29, 2006
Stanley H. Wong	2,600	5,200	7,800	0.9	17.48	June 29, 2006
Francis G. Vetsch	2,600	5,200	7,800	0.9	17.48	June 29, 2006
Henry D. McKinnon	11,556	23,114	34,670	3.8	17.48	June 29, 2006
Gordon M. Anderson	8,174	16,349	24,523	2.7	17.48	June 29, 2006
Lynn Kis	9,049	18,098	27,147	3.0	17.48	June 29, 2006
Lianne K. Bigham	4,263	8,526	12,789	1.4	17.48	June 29, 2006
Christopher G. Webster	4,650	9,300	13,950	1.5	17.48	June 29, 2006
Charles V. Selby	13,334	26,668	40,002	4.4	17.48	June 29, 2006

Notes:

(1)	In addition to the restrictions contained in the Option Plan, the Board of Directors resolved that Trust Unit Options issued from and after October 6, 1995 shall vest as to one third upon the date of issuance, one third upon the first anniversary of the date of issuance and the remaining one third upon the second anniversary of the date of issuance to provide a continuing incentive to directors, officers, employees and special consultants.

(2)	The exercise price of the Trust Unit Options is equal to the closing price of the Trust Units on the Toronto Stock Exchange on the day prior to the date of grant of the Trust Unit Options.

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Aggregate Option Exercises During the Year Ended December 31, 2001 and Year-End
Option Values

The following table summarizes, for the directors and officers, the number of Trust Units acquired pursuant to the exercise of Trust Unit Options during the year ended December 31, 2001, if any, the aggregate value realized upon exercise, if any, and the number of Trust Units covered by unexercised Trust Unit Options under the Option Plan as at December 31, 2001. Value realized upon exercise is the difference between the market value of the Trust Units acquired on the exercise date and the aggregate exercise price of the Trust Unit Options. The value of the unexercised and in the money options is the difference between the exercise price of the Trust Unit Options and the closing stock market value of the Trust Units on December 31, 2001, which was $14.22 per Trust Unit.

					Value of Unexercised in
			Unexercised Options at		the Money Options at
			December 31, 2001		December 31, 2001
			(#)		($)

	Securities Acquired	Aggregate Value
	on Exercise	Realized		Not		Not
Name	(#)	($)	Vested	Vested	Vested	Vested

James S. Kinnear	141,000	430,050	172,700	89,700 (1)	33,810	Nil
Thomas A. Cumming	Nil	Nil	11,800	9,800	Nil	Nil
John B. Zaozirny	29,000	101,060	54,800	7,800	2,940	Nil
Stanley H. Wong	20,000	57,600	56,800	7,800	4,680	Nil
Francis G. Vetsch	20,000	61,000	63,800	7,800	8,820	Nil
Henry D. McKinnon	21,900	58,356	67,456	33,514	Nil	Nil
Gordon M. Anderson	14,500	54,491	108,274	24,129	Nil	Nil
Lynn Kis	6,500	32,660	55,149	25,898	55,335	Nil
Lianne K. Bigham	36,000	109,890	107,383	12,036	7,350	Nil
Christopher G. Webster	Nil	Nil	13,984	16,467	Nil	Nil
Charles V. Selby	12,000	36,600	101,634	31,668	3,969	Nil

Note:

(1)	In addition to the amounts set out in the table in accordance with a resolution of the Board of Directors of Pengrowth Corporation dated May 12, 1999, 300,000 options to acquire Trust Units at a price of $17.50 and 126,000 options to acquire Trust Units at a price of $20.50 held in the name of James S. Kinnear were cancelled and replaced with “Stock Appreciation Rights” entitling the holder to receive, upon exercise, a cash payment equal to any increase in market price of 300,000 Trust Units of EnergyTrust above $17.50 and of 126,000 Trust Units of EnergyTrust above $20.50. The Stock Appreciation Rights have the same terms as to expiry and vesting as the cancelled Trust Unit Options.

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Performance Graph

The following graph and table compares the yearly percentage change in the cumulative Unitholder return over the last five years (assuming a $100 investment was made on December 31, 1996) on the Trust Units of EnergyTrust with the cumulative total return of the TSE Composite 300 Index, assuming reinvestment of distributions.

	1996	1997	1998	1999	2000	2001

Pengrowth Energy Trust	100	112	75	131	197	176
TSE 300	100	115	113	149	160	140

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation provides directors’ and officers’ liability insurance to its directors and officers, to pay on behalf of each insured person all loss, subject to the limits of the policy, for which they become legally obligated, and for which the insured person is not indemnified by the Corporation. The insurance shall also pay, on behalf of the Corporation, all loss, subject to the limits of the policy, for which the Corporation grants indemnification to the directors and officers as permitted or required by law. The cost of the insurance is borne entirely by the Corporation.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Since the incorporation of the Corporation and the creation of EnergyTrust, none of the directors or officers of the Corporation has been indebted to the Corporation or EnergyTrust. However, the Corporation has delivered a guarantee to a specified Canadian investment dealer to support margin loans by certain directors, officers, employees and special consultants under the terms of the Trust Unit Margin Purchase Plan and the Instalment Receipt Purchase Plan. See “Long Term Incentive Plans”. To the extent that the market value of the Trust Units plus accumulated distributions less interest charges held within the Plan is less than the amount of the margin loan to any participant at maturity, the specified Canadian investment dealer shall be entitled to realize on the guarantee and the participant shall be required to repay the Corporation his or her pro rata share of such amount.

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INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of directors and officers of the Corporation, any shareholder or Unitholder who beneficially owns more than 10% of the shares or Units of the Corporation or EnergyTrust, or any known associate or affiliate of these persons in any transaction since the incorporation of the Corporation and establishment of EnergyTrust and in any proposed transaction which has materially affected or would materially affect the Corporation or EnergyTrust other than the interests of the Manager under the terms of the Management Agreement.

MANAGEMENT AGREEMENT

Pursuant to the Management Agreement, the activities of the Corporation and EnergyTrust are managed by the Manager, a corporation controlled by James S. Kinnear. James S. Kinnear, Charles V. Selby and Gordon M. Anderson are officers of the Corporation and of the Manager. The Management Agreement has a rolling three year term. Pursuant to its provisions the Manager will continue as manager until a date which is no earlier than three years from the date it receives a written notice of termination. The Management Agreement was considered and amended by the Unitholders at the Annual Meeting held on April 26, 2000 and will be considered again at the annual meeting of Unitholders to be held in 2003.

EnergyTrust pays a management fee to the Manager based upon an “Income Amount”, which is the aggregate of the net production revenue of the Corporation and income earned by EnergyTrust from certain other categories of permitted investments other than Royalty Units. The management fee is calculated as of the end of each calendar year as the sum of 3.5% of the first $50 million of the Income Amount, 3.0% of the next $50 million of the Income Amount and 2.5% of any Income Amount in excess of $100 million.

In addition, the Manager earns a fee on the acquisition of oil and gas properties based upon a sliding scale. The acquisition fee is 1% of a “Base Amount”. The “Base Amount” is defined as a minimum of $100 million or the purchase price of Established Reserves acquired to replace production from the preceding calendar year. If the reserve replacement amount is greater than $100 million in any year then it becomes the minimum Base Amount for subsequent years. The acquisition fee is 0.5% in respect of any acquisitions in excess of the Base Amount. The Base Amount for 2001 was $100 million. For 2002 and future years, if the Corporation succeeds in replacing production from the previous year the Base Amount shall be increased (but not decreased) to the actual purchase price of replacing production, if greater than $100 million. There is no fee in respect to the disposition of properties.

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CORPORATE GOVERNANCE

Mandates of the Trustee, the Manager and the Board of Directors of the Corporation

The Corporation holds petroleum and natural gas rights and other assets. Under the Royalty Indenture, a royalty was created representing 99% of the “Royalty Income”, which is payable to Royalty Unitholders. EnergyTrust was created for the purpose of issuing Trust Units to the public facilitating an indirect investment in Royalty Units and other permitted investments under the Trust Indenture. EnergyTrust holds Royalty Units, interests in certain petroleum and natural gas facilities, cash and other assets. The Trust Units of EnergyTrust are listed on the Toronto Stock Exchange and an application has been made to list the Trust Units on the New York Stock Exchange.

Under the terms of the Trust Indenture, the Trustee is empowered to exercise those rights and privileges that could be exercised by a beneficial owner of the assets of EnergyTrust in respect of the administration and management of EnergyTrust. The Trustee is permitted to delegate certain of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons. However, specific powers are delegated to the Corporation as “Administrator” under the Trust Indenture and the Trustee has granted broad discretion to the Manager to administer and regulate the day to day operations of EnergyTrust. The powers of the Trustee are also limited through the voting rights of Trust Unitholders.

Under the Management Agreement, the Manager is empowered to act as agent for EnergyTrust, to execute documents on behalf of the Trustee and to make executive decisions which conform to general policies and general principles previously established by the Trustee. The Manager is empowered to undertake, on behalf of the Corporation and EnergyTrust, subject to the Royalty Indenture, all matters pertaining to the properties of the Corporation. These matters include a requirement to keep the Corporation fully informed with respect to the acquisition, development, operation and disposition of, and other dealings with, the properties held by the Corporation, a review of opportunities to acquire properties, the conduct of negotiations for the acquisition of properties and the operation, administration and retention of consultants, legal and accounting advisors in respect of the foregoing. The Manager is also given broad responsibility for Unitholder services including the collection and keeping of accounts in respect of cash distributions to Royalty Unitholders and Trust Unitholders.

Under the Royalty Indenture, the Corporation makes all operating decisions with respect to the properties of the Corporation. Under the Trust Indenture, general powers have been delegated to the Corporation as the “Administrator” of EnergyTrust to perform those functions of the Trustee which are largely discretionary, subject to the powers and duties of the Manager. Additionally, specific powers have been delegated to the Corporation in relation to the offering of securities, the acquisition of facilities and other assets, the incurring of indebtedness, the granting of security and the determination of distributable income.

In accordance with the terms of the Unanimous Shareholder Agreement, all Royalty Unitholders other than the Trustee, and all Trust Unitholders are entitled to attend at, and vote upon, all resolutions brought before meetings of the shareholders of the Corporation on the basis of one vote for each Unit held. Currently, the Unanimous Shareholder Agreement also provides that the Board of Directors of the Corporation shall consist of two nominees of the Manager and up to five independent directors who are elected by the Trust Unitholders of EnergyTrust. The Board of Directors meets a minimum of four times each year, once in each fiscal quarter. In addition, the Board of Directors meets at other times when matters requiring its approval are raised and the

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timing is such that it is not prudent or possible to await a regularly scheduled quarterly meeting. During 2001, ten regularly constituted Board of Directors meetings were held.

Board Independence

Four of the six directors recommended for election to the Board of Directors are independent directors. An independent director is defined as one who is independent of management and is free from any interest or any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholdings.

Mr. James S. Kinnear, who is President and Chief Executive Officer of the Corporation as well as President and Chief Executive Officer of the Manager, is a related director. Mr. Stanley H. Wong may be considered to be a related director as he is the Manager’s additional appointee to the Board of Directors pursuant to the terms of the Unanimous Shareholder Agreement. However, Mr. Wong is neither engaged by the Manager nor by the Corporation and receives remuneration solely in his capacity as a director of the Corporation. The remainder of the directors are independent in that they have not worked for the Corporation (or the Manager) nor do they have material contracts with the Corporation (or the Manager) or receive remuneration from the Corporation (or the Manager), other than Trust Unit Options, in excess of director’s fees payable by the Corporation.

Board Approvals and Structure

The Board of Directors assumes responsibility for the strategic direction of the Corporation and EnergyTrust through annual consideration of a budget and strategic plan. Criteria are approved by the Board of Directors for the acquisition and disposition of oil and natural gas properties which govern future growth and seek to limit risk to Unitholders. Reliance is placed upon independent engineering, legal and accounting consultants where appropriate.

The Board of Directors responds to recommendations brought forward by the Manager’s representatives to the Board of Directors or by other directors on material acquisitions and dispositions, operational matters and other matters impacting the Corporation and Trust Unitholders. As a practical matter, the Manager defers to the Board of Directors in respect of all matters which may have a material impact upon the business and undertaking of the Corporation, the Royalty Unitholders or the Trust Unitholders.

The Board of Directors represents a cross-section of experience in matters of oil and gas, finance and directors’ responsibilities. Four of the six nominated members of the Board of Directors have been directors since the formation of the Corporation and EnergyTrust. Thomas A. Cumming has been a director since April 2000 and Michael A. Grandin has been nominated as a new director.

Board Committees

The Audit Committee is comprised of the three independent directors. The Board of Directors has formed a Corporate Governance Committee which is also comprised of the three independent directors. The Board of Directors has also formed a Reserves Committee comprised of two directors, one of whom is an independent director, to review the assumptions and practices and results in respect to the preparation of independent reserve reports for the oil and gas assets of the Corporation and the reporting thereof. There are no other committees of the Board of Directors.

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At present as the Board of Directors is comprised of five members and can operate efficiently as a committee of the whole.

In respect of matters such as discussions concerning the Management Agreement or related party transactions, representatives of the Manager disclose their conflict of interest and absent themselves from discussions and voting.

Statement of Corporate Governance Practices

In February, 1995, The Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report (the “TSE Report”) which included proposed guidelines for effective corporate governance. These guidelines, which are not mandatory, deal with the constitution of boards of directors and board committees, their functions, their independence from management and other means of addressing corporate governance practices. The Corporation’s Board of Directors, the Manager and senior management consider good corporate governance to be central to the effective and efficient operation of EnergyTrust and the Corporation. Listed below are the 14 guidelines proposed by the TSE Report and a brief discussion of the Board of Directors’ compliance with the guidelines. In fulfilling its responsibilities, the Board of Directors cooperates with the Manager. The Board of Directors has general corporate authority over the business and affairs of the Corporation and derives its authority in respect to EnergyTrust by virtue of the delegation of powers by the Trustee to the Corporation as “Administrator” in accordance with the Trust Indenture. The Manager derives its authority from the Management Agreement with both the Corporation and EnergyTrust. Although overall responsibilities are shared between the Board of Directors and the Manager, in practise, the Manager defers to the Board of Directors on all matters material to the Corporation and EnergyTrust.

1.	The Board of Directors should explicitly assume responsibility for stewardship of the Corporation, and specifically for adoption of a strategic planning process, identification of principal risks, succession planning and monitoring, communications policy and integrity of internal control and management information systems.

The Board of Directors is responsible for the overall stewardship of the Corporation and EnergyTrust and in setting corporate strategy and direction. The Board of Directors considers management development and succession programs, strategic business developments such as significant acquisitions, and financing proposals including the issuance of trust units and other securities, as well as those matters requiring Board of Directors approval.

2.	A majority of directors should be “unrelated” (free from conflicting interest).

The Board of Directors is presently comprised of five members, of whom three are independent and unrelated and two are appointments of the Manager, one of whom is the President and Chief Executive Officer of the Corporation. Resolutions are proposed in this Circular to appoint an additional unrelated director and to increase the total number of authorized directors of the Corporation from seven to eight. The Manager is entitled to appoint two members to the Board of Directors in accordance with the Management Agreement. The balance are to be appointed by the Trust Unitholders, provided that the Board of Directors may appoint a successor to a person who ceases to be a director and may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at

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the expiration of the last annual meeting of the Corporation. If six directors are elected at the Shareholder Meeting, the directors may, therefore, appoint two additional directors before the next annual meeting of the Corporation.

3.	Disclose for each director whether he or she is related, and how that conclusion was reached.

Mr. James S. Kinnear (President, Chief Executive Officer and director) and Mr. Stanley Wong (director) are the only related directors by virtue of their appointment by the Manager and would also be considered inside directors. The remainder of the directors are independent in that they have not worked for the Corporation (or the Manager) nor do they have material contracts with the Corporation (or the Manager) or receive remuneration from the Corporation (or the Manager), other than Trust Unit Options, in excess of director’s fees payable by the Corporation.

4.	Appointment of a Committee responsible for appointment/assessment of directors.

The Corporate Governance Committee is composed of three directors, all of whom are independent directors. This Committee’s responsibilities include proposing to the Board of Directors new nominees to the Board of Directors and assessing each director’s performance on an ongoing basis.

5.	Implement a process for assessing the effectiveness of the Board of Directors, its Committees and individual directors.

The Corporate Governance Committee is responsible for assessing the effectiveness of the Board of Directors, its committees and individual directors. The Corporate Governance Committee is also responsible for evaluating the performance of the Manager and, if necessary, negotiating the Management Agreement and making recommendations to the Trust Unitholders as to the Manager and the terms of the Management Agreement.

6.	Provide orientation and education programs for new directors.

The Corporation proposes to implement a formal orientation and education program for new directors beginning with the appointment of the new director proposed in this Circular.

7.	Consider reducing size of Board of Directors with a view to improving effectiveness.

A board of directors must have enough directors to carry out its duties efficiently while presenting a diversity of views and experiences. The Board of Directors believes that the present size of five directors is not sufficient, and proposes the election of one additional director at the Shareholder Meeting with the flexibility of appointing two additional members to the Board of Directors as the Board of Directors’ needs are reviewed by the Corporate Governance Committee and suitable candidates are identified.

8.	Review the compensation of directors in light of risks and responsibilities.

The Corporate Governance Committee will review the adequacy and form of the compensation of directors and the compensation to be paid to committee members and to the “Lead Director”.

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9.	Committees should generally be composed of outside directors, a majority of whom are unrelated.

The Committees presently established by the Board of Directors are composed as follows:

Committee	Related Directors	Unrelated Directors

Audit	—	3
Corporate Governance	—	3
Reserves	1	1

10.	Appoint a Committee responsible for the approach to corporate governance issues.

The Corporate Governance Committee is responsible for corporate governance issues and the implementation of the guidelines set forth in the TSE Report. In conjunction with the Manager, the Committee’s duties include:

•	hiring officers and other key employees on behalf of the Corporation;

•	planning for the succession of the directors, officers and key employees; and

•	reviewing the performance of senior management.

11.	The Board of Directors should develop position descriptions for the Board of Directors and for the Chief Executive Officer and the Board of Directors should approve or develop corporate objectives which the Chief Executive Officer is responsible for meeting.

The Board of Directors has proposed guidelines for Board of Directors responsibilities and has described the responsibilities of the “Lead Director” of the Corporation. The responsibilities of the Manager are set out in the Management Agreement. The Corporate Governance Committee will set annual performance objectives in discussions with the Manager in conjunction with the Board of Directors’ strategic planning and budgeting processes.

12.	Establish procedures to enable the Board of Directors to function independently of management.

The Board of Directors derives its authority with respect to EnergyTrust from the duties delegated to the Corporation as “Administrator” by the Trustee in accordance with the Trust Indenture. The Trustee also delegates certain powers to the Manager in accordance with the terms of the Management Agreement. In practice, the Manager defers to the Board of Directors on all material matters. The Board of Directors is composed of a majority of independent directors. In matters that require independence of the Board of Directors, only the independent directors participate in the decision making and evaluation.

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13.	Establish an Audit Committee with a specifically defined mandate (all members should be non-management directors).

The Audit Committee is composed of three directors, all of whom are independent directors. The mandate of the Audit Committee is defined in its Terms of Reference. The Audit Committee has direct communication with the external auditors.

14.	Implement a system to enable individual directors to engage outside advisors, at the Corporation’s expense.

The charter of the Corporate Governance Committee permits independent directors to engage outside advisors at the Corporation’s expense. With the approval of the Corporate Governance Committee, any director is entitled to retain independent advisors at the Corporation’s expense.

OTHER MATTERS

Management knows of no amendment, variation or other matter to come before the Meetings other than the matters referred to in the Notices of Meetings. If any other matter properly comes before the Meetings, however, the accompanying proxies will be voted on such matter in accordance with the best judgement of the person or persons voting the proxies.

MATTERS TO BE CONSIDERED AT THE SHAREHOLDER MEETING

APPOINTMENT OF AUDITORS

The Unitholders will be asked to consider a resolution to appoint the firm of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as auditors of the Corporation, to hold office until the next annual meeting of the Shareholders or until their successor is elected or appointed, at the remuneration to be fixed by the directors. KPMG LLP, Chartered Accountants have served as auditors of the Corporation since 1988.

ELECTION OF DIRECTORS

The current directors of the Corporation are James S. Kinnear, John B. Zaozirny, Stanley H. Wong, Francis G. Vetsch, and Thomas A. Cumming.

Pursuant to the Unanimous Shareholder Agreement, the Corporation shall have a Board of Directors of a minimum of three and up to seven members, two of whom are to be appointed by the Manager. It is the intention of the Manager to appoint James S. Kinnear and Stanley H. Wong as directors. The persons named in the enclosed Form of Proxy intend to vote for the election of Francis G. Vetsch, John B. Zaozirny, Thomas A. Cumming and Michael A. Grandin as directors of the Corporation. Should any of the nominees be unable to serve as a director for any reason, the persons named in the enclosed Form of Proxy reserve the right to vote for another nominee at their discretion. Each director elected will hold office until the close of the next Annual Meeting of Shareholders of the Corporation.

Mr. Grandin is a proposed new director of the Corporation and has not previously served on the Board of Directors. Prior to assuming his current position as President of PanCanadian Energy Corporation, Mr. Grandin held several other senior executive positions including Managing

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Director, ScotiaMcLeod Inc. (1986-1991); Senior Vice-President and Chief Financial Officer, PanCanadian Petroleum Limited (1991-1994); Director, President and Chief Executive Officer, Sceptre Resources Limited (1994-1996); Vice Chairman and Director, Midland Walwyn Capital Inc. (1996-1998); and Executive Vice-President and Chief Financial Officer, Canadian Pacific Limited (1998-2001). He also has held numerous directorships and is currently a director of Fording Coal Limited, Enerflex Systems Ltd. and PanCanadian Energy Corporation. Mr. Grandin has a Bachelor of Science degree in Civil Engineering from the University of Alberta (1966) and an MBA degree from Harvard Business School (1978).

The following table sets forth the names of the nominees together with their principal occupations, municipality of residence, the year in which they became directors and the number of Trust Units over which they exercised control or direction as at December 31, 2001.

		Trust Units of
		EnergyTrust
		Controlled or
Name, Principal Occupation and Municipality of Residence	Director Since	Beneficially Owned(1)

James S. Kinnear, President of Pengrowth Corporation and Pengrowth Management Limited Calgary, Alberta	1988	3,014,469	(4)

John B. Zaozirny, (2) Counsel, McCarthy Tétrault, (Barristers & Solicitors) Calgary, Alberta	1988	20,652

Stanley H. Wong, (3) President, Carbine Resources Ltd. (Private Oil and Gas Company) Calgary, Alberta	1988	36,476	(5)

Francis G. Vetsch, (2) (3) President, Quantex Resources Ltd. (Private Oil and Gas Company) Calgary, Alberta	1988	26,500

Thomas A. Cumming, (2) Businessman Calgary, Alberta	2000	500

Michael A. Grandin, President, PanCanadian Energy Corporation Calgary, Alberta (6)	—	—

Notes:

(1)	Does not include Trust Units issuable upon the exercise of outstanding Trust Unit Options.

(2)	Member of Audit Committee and the Corporate Governance Committee.

(3)	Member of the Reserves Committee.

(4)	Comprised of 1,101,090 Trust Units held personally, 1,603,433 Trust Units held by Pengrowth Management Limited and 309,946 Trust Units held by Kinnear Financial Consulting Limited In addition, Mr. Kinnear exercises control over 13,152 Royalty Units which are held by Pengrowth Management Limited.

(5)	In addition, Mr. Wong exercises control over 3,288 Royalty Units held by Carbine Resources Ltd.

(6)	In the five years preceding 2002, Mr. Grandin’s principal employments were as follows: 1996 — 1998: Vice Chairman and Director, Midland Walwyn Capital Inc.; 1998 — 2001: Executive Vice-President and Chief Financial Officer, Canadian Pacific Limited; 2001 — Present: President, PanCanadian Energy Corporation.

AMENDMENTS TO UNANIMOUS SHAREHOLDER AGREEMENT

The Unitholders will be asked to consider an Extraordinary Resolution approving certain amendments to the Unanimous Shareholder Agreement and approving of an Amended and Restated Unanimous Shareholder Agreement. The text of the Special Resolution is set forth in Schedule B-1 to this Circular.

The amendments that are proposed, and the specific reasons therefor, are set forth in Part C of Schedule A hereto. These amendments, along with those approved on April 28, 1999 and April 26, 2000, are incorporated in the Amended and Restated Unanimous Shareholder Agreement,

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which is attached hereto as Schedule C-1. A general explanation of the amendments and the reasons for them follows.

The Board of Directors must be comprised of a sufficient number of directors to carry out its duties efficiently while representing a diversity of views and experiences. The Board of Directors believes that the present size of five directors, with three independent directors, is not adequate. An additional nominee, Michael A. Grandin, is proposed for the Board of Directors in this Circular. The Board of Directors also wishes to obtain the flexibility to appoint up to two additional directors to the Board of Directors during the next year as the needs of the Corporation and EnergyTrust are defined and suitable candidates are identified. It is proposed to amend the Articles of the Corporation to increase the authorized maximum number of directors from seven to eight. If Management’s nominees are approved at the Shareholder Meeting, there will be six directors. The Articles of the Corporation permit the Board of Directors to appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation. If six directors are elected at the Shareholder Meeting, the directors may appoint two additional directors before the next annual meeting of the Corporation.

The Unanimous Shareholder Agreement has been amended to reflect all amendments made in previous shareholder meetings in a single consolidated document. Drafting inconsistencies have been corrected and the document has been conformed to the Royalty Indenture and Trust Indenture.

EnergyTrust recently filed a Form 40-F with the U. S. Securities and Exchange Commission (the “SEC”) to become a registrant in the United States. EnergyTrust has applied to list the Trust Units on the New York Stock Exchange and may pursue equity or debt offerings in the United States in reliance upon the Multi-Jurisdictional Disclosure System (“MJDS”). Following discussions with EnergyTrust’s U.S. counsel and with the SEC, it was suggested that if EnergyTrust amended its structure EnergyTrust might be able to rely upon the MJDS. As a result, the Corporation issued 1,000 common shares from treasury to EnergyTrust, representing in excess of 90% of the outstanding common shares of the Corporation. The balance of the common shares is held by the Manager. Amendments to the Unanimous Shareholder Agreement are proposed which will add EnergyTrust as a party.

AMENDMENTS TO ARTICLES OF THE CORPORATION

The Unitholders will also be asked to consider a Special and Extraordinary Resolution approving the amendment of the Articles of the Corporation to increase the authorized maximum number of directors from 7 to 8. The text of the Special Resolution is set forth in Schedule B-2 to this Circular.

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MATTERS TO BE CONSIDERED AT THE ROYALTY MEETING

The amendments to the Royalty Indenture, which are proposed for consideration at the Royalty Meeting, are made subject to implementation in whole, or in part, or not at all, at the discretion of the Board of Directors of the Corporation based upon advice as to the taxation consequences of such amendments and such other factors as the Board of Directors may consider relevant, such as available business opportunities, applicable securities laws and other applicable laws.

AMENDMENTS TO ROYALTY INDENTURE

The Unitholders will be asked to consider an Extraordinary Resolution approving certain amendments to the Royalty Indenture and approving an Amended and Restated Royalty Indenture. The text of the Extraordinary Resolution is set forth in Schedule B-3 to this Circular.

The amendments that are proposed, and the specific reasons therefore, are set forth in Part A of Schedule A to this Circular. The Amended and Restated Royalty Indenture incorporates these amendments, together with amendments previously made to the Royalty Indenture, as set forth as Schedule C-2 to this Circular. A general explanation of the amendments and the reasons for them follows.

The Royalty Indenture, dated December 12, 1988, was prepared in conjunction with the formation of the Corporation and EnergyTrust. Since that time, the industry has evolved and the Corporation has grown through equity and debt issuances and the acquisition of petroleum and natural gas properties in Western Canada and Offshore Nova Scotia. Changes to the Royalty Indenture have been considered and approved by the Unitholders, from time to time, in response to changing circumstances and the broadening of business objectives of the Corporation. These amendments have been reflected in a series of Supplemental Indentures which, in their present form, have become very complex. Requirements arise, with increasing frequency, to provide interpretations and legal opinions in conjunction with the Corporation’s acquisitions and financing activities. It is proposed to replace the original Royalty Indenture and all of the Supplemental Indentures with a single Amended and Restated Royalty Indenture. In addition to the amendments which have been specifically approved in past Unitholder meetings and the amendment to permit subordination to the banks’ obligations discussed below, the important matters which have been proposed for amendment can be summarized as follows:

•	The Supplemental Indentures have given rise to a significant number of drafting errors and inconsistencies which have been corrected in the consolidated document.

•	The right to take petroleum substances in kind has been amended to bring it in line with legal counsel’s understanding of Canada Customs and Revenue Agency’s most recent views on appropriate rights for Royalty Unitholders to take in kind.

•	The right to exchange Royalty Units for Trust Units has been conformed to the Trust Indenture such that the Royalty Units are exchanged for Trust Units of equal value under a clear mechanism.

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•	General restrictions on borrowing have been removed. Borrowings will be governed by approval of the Board of Directors from time to time and the provisions of any credit facility.

•	The Royalty Indenture will permit a vote at a meeting of Royalty Unitholders to be held by telephonic, electronic or other communication facility. There is the possibility of saving considerable expense and of increasing the efficiency of the distribution of proxy materials and receipt of proxies for future meetings.

•	A provision has been added which will allow the Board of Directors to retain, within the Corporation, up to 20% of its gross revenue for a particular period if the Board of Directors determines that it would be advisable to do so in accordance with prudent business practices to provide for the payment of future capital expenditures or for the payment of royalty income in any future period or periods. Accordingly, the Corporation would be able to apply these revenues towards capital should it be prudent to do so or to keep the funds in another form to be paid out in the future, potentially stabilizing the profile of the distributions made by EnergyTrust.

AMENDMENTS TO MANAGEMENT AGREEMENT

The Unitholders will also be asked to consider an Extraordinary Resolution approving certain amendments to the Third Amended Management Agreement and approving an Amended and Restated Management Agreement. The text of Extraordinary Resolution is set forth in Schedule B-4.

The proposed amendments, and the specific reasons therefore, are set forth in Part D of Schedule A hereto. The Amended and Restated Management Agreement, incorporating the original Management Agreement, the proposed amendments, and all amendments made and approved effective April 21, 1994, April 29, 1997 and April 26, 2000, is set forth as Schedule C-3 to this Circular.

The purpose of the amendments is to consolidate changes previously approved by Unitholders into a single document, to correct any drafting errors which may have occurred and to conform the document with the Royalty Indenture and the Trust Indenture. No changes have been made to any of the terms of the business deal between the Manager, EnergyTrust and the Corporation.

SUBORDINATION OF THE ROYALTY

The Unitholders will be asked to consider an Extraordinary Resolution approving the subordination of their rights to be paid the Royalty by the Corporation to the rights of Lenders under its Credit Facility, as described below. The text of the Extraordinary Resolution is set forth in Schedule B-5 to this Circular.

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The Corporation has negotiated the terms of a credit facility with a Canadian chartered bank (the “Bank”) and a syndicate of lenders (collectively the “Lenders”), in an authorized aggregate amount of up to Cdn. $415,000,000 (the “Credit Facility”) together with an additional operating line provided by the Bank. In addition, the Corporation may, from time to time, enter into commodity, currency or interest swaps, hedging agreements or other derivative arrangements, the purpose of which are to hedge, mitigate or eliminate the Corporation’s exposure to fluctuations in commodity prices, currency exchange or interest rates (collectively the “Swap Agreements”).

Although it has always been the case that the Corporation’s obligation to repay its lenders ranked ahead of the Corporation’s obligation to pay the Royalty, in order to update the current agreements with the Bank and the other Lenders to reflect such subordination and in order to increase the Corporation’s financing options, the Corporation, the Bank and the other Lenders have asked the Royalty Unitholders to confirm the subordination of their rights to be paid the Royalty by the Corporation to the rights of the Lenders to be paid obligations owing to them by the Corporation under or in connection with the Credit Facility, the Swap Agreements or otherwise, and to confirm that, in the event of a default by the Corporation in respect of any of its obligations to any of the Lenders, including a default in connection with the Credit Facility or in connection with the Swap Agreements, the Corporation will not make any further payments in respect of the Royalty.

MATTERS TO BE CONSIDERED AT THE TRUST MEETING

APPOINTMENT OF AUDITORS

It is the intention of the persons named in the enclosed Form of Proxy, if not expressly directed to the contrary in the proxy, to vote in favour of a resolution to appoint the firm of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as auditors of EnergyTrust, to hold office until the next annual meeting of Unitholders or until their successor is elected or appointed, at the remuneration to be fixed by the directors of the Corporation.

AMENDMENT TO TERM OF OPTION PLAN

The Trust Unitholders will be asked to consider an Extraordinary Resolution to amend the Trust Unit Option Agreement and Option Plan to extend the term of any presently issued and outstanding Trust Unit Options and any Trust Unit Options which are subsequently created under the Plan from 5 years to 7 years. The text of the Extraordinary Resolution is set forth in Schedule B-6 to this Circular.

The market price of Trust Units has exhibited considerable fluctuation corresponding to volatility in oil and natural gas prices resulting in changes in the amount of distributable income of EnergyTrust. Current Trust Unit Options have a two year vesting period limiting the period of time during which Trust Unit Options may be exercised. The market price of Trust Units is dependent upon many factors including commodity prices. In the current commodity price environment, a substantial portion of the outstanding Trust Unit Options are “out of the money”. The Board of Directors considers it reasonable to extend the term of the outstanding Trust Unit Options to mitigate the impact of current commodity prices and to provide a longer period for directors, officers, employees and special consultants to demonstrate growth in value within the Corporation.

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ISSUANCE OF ADDITIONAL TRUST UNIT OPTIONS

The Trust Unitholders will be asked to consider an Extraordinary Resolution to reserve up to a maximum of 10 million Trust Units for issuance upon exercise of Trust Unit Options granted under the Option Plan, provided that the number of Trust Units issuable upon exercise of Trust Unit Options does not exceed 10% of the issued and outstanding Trust Units. The text of the Extraordinary Resolution is set forth in Schedule B-7 to this Circular.

At the Special and Annual General Meeting of Trust Unitholders held on April 26th, 2000, Trust Unitholders authorized 7 million Trust Units to be reserved for issuance upon exercise of Trust Unit Options granted under the Option Plan subject to the restriction that the total number of Trust Units issuable upon exercise of the Trust Unit Options does not exceed 10% of the issued and outstanding Trust Units. EnergyTrust has completed three prospectus issuances since the April 26, 2000 Special and Annual Meeting to fund the acquisition of additional assets by the Corporation and to reduce indebtedness. As a result, as at March 8, 2002, EnergyTrust had 82,277,072 issued and outstanding Trust Units. The Board of Directors believes that there is a reasonable probability that the Corporation will continue to make acquisitions of properties and other interests and that EnergyTrust will issue Trust Units to finance those purchases. Therefore, it is foreseeable that the total capital of EnergyTrust will reach or exceed 100 million Trust Units. It is therefore proposed, subject to the creation of a Trust Unit Rights Incentive Plan, that the Trust Unitholders consider an Extraordinary Resolution to reserve for issuance up to a maximum of 10 million Trust Units for issuance upon exercise of Trust Unit Options granted under the Option Plan and ratifying the issuance of Trust Unit Options exercisable for 1,325,401 Trust Units which were issued subject to Trust Unitholder approval and to the restriction that the number of Trust Units issuable upon the exercise of Trust Unit Options created under the Option Plan shall not exceed 10% of the issued and outstanding Trust Units. In the event that the Trust Unit Rights Incentive Plan is approved as recommended in this Circular, any authorized and unissued Trust Unit Options and any Trust Unit Options issued subject to ratification will be governed by the new Trust Unit Rights Incentive Plan. Pengrowth Corporation has completed a series of acquisitions and financings since the Special and Annual Meeting held on April 26, 2000, causing the total number of Trust Units to significantly exceed the 70 million contemplated in the Information Circular — Proxy Statement prepared for that meeting.

In the event that the Trust Unit Rights Incentive Plan proposed in this Circular is approved by the Trust Unitholders, it will be unnecessary for the Board of Directors to implement this resolution.

CREATION OF A TRUST UNIT RIGHTS INCENTIVE PLAN

Trust Unitholders will be asked to consider an Extraordinary Resolution adopting a new Trust Unit Rights Incentive Plan (the “Incentive Plan”) pursuant to which rights to acquire Trust Units may be granted to the directors, officers, employees and special consultants of the Corporation as designated from time to time by the Board of Directors of the Corporation and personal holding corporations controlled by or registered retirements savings plans of any such persons. The text of the Extraordinary Resolution is set forth in Schedule B-8 to this Circular.

The directors, officers, employees and special consultants of the Corporation presently hold Trust Unit Options that have been issued from time to time at fixed exercise prices in relation to the prevailing market price for Trust Units. The Trust Unit Options issued under the current Option Plan are designed to encourage ownership of Trust Units by, and to act as an essential component of the compensation of, the directors, officers, employees and special consultants of EnergyTrust. The objective of EnergyTrust is to maximize distributable income and to create and add to long-

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term value in order to maximize the benefits to Trust Unitholders. Options with a fixed exercise price only reflect a benefit to the holders from achieving additions to value and do not reflect any benefit to option holders from maximizing the distributions. The Corporation and EnergyTrust presently have a policy of distributing cash flow as opposed to reinvesting in the Corporation’s operations, reducing the possibility for achieving value growth while nonetheless providing returns to Trust Unitholders.

The Board of Directors of the Corporation, together with the Manager, have determined it to be in the best interests of the Trust Unitholders to implement the Incentive Plan to reflect the benefit due to achieving success on each of these two fundamental objectives. The purpose of the Incentive Plan is to provide effective incentives to such persons and to reward them on the basis of both the long-term trading price performance of the Trust Units and distributions paid on Trust Units, thereby reflecting the total returns to Trust Unitholders.

If approved by the Trust Unitholders, the proposed Incentive Plan will bring EnergyTrust in line with similar plans approved for other Canadian oil and gas trusts.

The maximum number of Trust Units which may be set aside for issuance under the current EnergyTrust Option Plan is 7 million Trust Units. The Trust Units reserved for issuance pursuant to outstanding Trust Unit Options granted under the current Option Plan will continue to be governed by the Option Plan until such options are exercised or expire, at which time the current Option Plan will be terminated. The aggregate number of Trust Units reserved for issuance under the Incentive Plan, together with Trust Units reserved for issuance pursuant to outstanding options granted under the current Option Plan, will be limited to a maximum 10 million Trust Units provided that the aggregate authorized number of Trust Units issuable under both plans shall not exceed 10% of the issued and outstanding Trust Units. Similar to the Option Plan, the Incentive Plan will permit the Board of Directors of the Corporation to increase such maximum number from time to time, subject to the approval of the Trust Unitholders.

The Corporation granted options to acquire 740,401 Trust Units at an exercise price of $15.00 on October 3, 2001 and granted options to acquire 585,000 Trust Units at an exercise price of $12.98 on December 19, 2001. These options were granted in anticipation of an approval to either increase the number of permitted Trust Unit Options under the current Option Plan or that the Incentive Plan resolution would be approved. The holders of such proposed options or rights may elect to have such options governed by the terms of the Incentive Plan described below.

The exercise price of rights granted under the Incentive Plan will be based upon the market price of the Trust Units on the Toronto Stock Exchange at the date of grant or, at the election of the grantee, based upon such market price and the Trust Unit distribution levels subsequently achieved by EnergyTrust. The Incentive Plan will provide that the “rights exercise price” will be equal to either: (a) the market price of the Trust Units on the date of the grant of the right or (b) if so elected by the holder no later than the exercise of the applicable right, the market price of the Trust Units on the date of grant of the rights reduced from time to time for each calendar quarter ending after the date of grant by the positive amount, if any, equal to:

(i)	the amount by which the aggregate Trust Unit distributions made to Unitholders in any calendar quarter ending after the date of the grant exceed 2.5% of EnergyTrust’s oil and gas interests (as defined below) on its balance sheet at the beginning of the applicable calendar quarter, divided by

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(ii)	the number of issued and outstanding Trust Units as at the beginning of the applicable calendar quarter.

The Board of Directors of the Corporation believes that the provisions of the Incentive Plan will reflect EnergyTrust’s primary objective of maximizing distributions and will allow it to compete for the employment of qualified professionals in the oil and gas business. The exercise price of rights will effectively allow the holders of rights granted under the Incentive Plan, at their election, to indirectly participate in Trust Unit distributions in excess of 2.5% of the net book value per unit of EnergyTrust’s consolidated oil and gas royalty and property interests (the “Oil and Gas Interests”) on a quarterly basis. This aspect of the Incentive Plan, which is similar to plans which have been adopted by several other oil and gas trusts, is expected to more fairly reflect the fundamental structure and objectives of EnergyTrust and operate to align the interests of the plan participants with those of Trust Unitholders. As an illustration, based on Oil and Gas Interests of $1.145 billion as reflected on EnergyTrust’s consolidated balance sheet as at December 31, 2001, Incentive Plan participants who so elect would indirectly participate in Trust Unit distributions in excess of $0.35 per Trust Unit for the quarter ended March 31, 2002.

Rights granted under the Incentive Plan may be exercised during a period not exceeding five years, subject to earlier termination upon a plan participant ceasing to be an employee, officer, director or special consultant of the Corporation, as applicable, or upon the plan participant retiring, becoming permanently disabled or dieing. The rights will be non-transferable. The Incentive Plan will contain provisions for adjustment of the number of Trust Units issuable in the event of a subdivision, consolidation, reclassification or change of the Trust Units, or a merger or other relevant changes in EnergyTrust’s capitalization. EnergyTrust may, from time to time, amend or revise the terms of the Incentive Plan or may terminate the Incentive Plan at any time.

Trust Units beneficially owned by persons to whom rights may be granted pursuant to the Incentive Plan and their associates are not entitled to vote in respect of the Extraordinary Resolution concerning the Incentive Plan.

Implementation of the Incentive Plan is also subject to the receipt of all necessary regulatory approvals, including the approval of the Toronto Stock Exchange.

TRUST UNIT DISTRIBUTIONS AND REINVESTMENT

The Trust Unitholders will be asked to consider an Extraordinary Resolution authorizing the directors of the Corporation to amend the Dividend Reinvestment Plan (“DRIP”) in their discretion to permit issuances from treasury of Trust Units at up to a 5% discount to the prevailing market price for Trust Units, to consider and implement incentives under the DRIP to investment dealers and to make such amendments as may be required or desirable to enable participants to receive distributions in Trust Units. The text of the Extraordinary Resolution is set forth in Schedule B-9 to this Circular.

At a Special and Annual General Meeting of Trust Unitholders held on March 24, 1992, the Trust Unitholders approved the DRIP. The Board of Directors of the Corporation is considering amendments to the DRIP to encourage greater Trust Unitholder participation. Active participation in the DRIP would provide the Corporation with an ongoing source of funds which could be applied towards the Corporation’s capital obligations on its existing properties. These obligations are presently financed with debt, which is typically repaid in whole or in part in conjunction with equity issues which accompany significant acquisitions of new petroleum and natural gas properties by the Corporation. The DRIP presently stipulates that distributions paid

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on any new Trust Units held within the DRIP will be applied to acquire new Trust Units. Purchases will be made either on the market at the prevailing market price, or issued from treasury at a price equal to the 10 day weighted average trading price of the Trust Units, whichever price is lower. Amendments under consideration include the authorization of purchases of Trust Units from treasury at a price of 95% of the prevailing market price, which would bring EnergyTrust in line with similar plans by other royalty trusts.

Other amendments under consideration include the possibility of incentivizing investment dealers to have their clients participate in the DRIP by having a portion of the distribution allocated as a commission while continuing to provide a net discount to the prevailing market price to any participating Trust Unitholders. The Board of Directors is also considering an option whereby Trust Unitholders can elect to receive their distributions in the form of additional Trust Units, at a discount of up to 5%, which may or may not themselves be held within the DRIP.

AMENDMENTS TO THE TRUST INDENTURE

The Trust Unitholders will be asked to consider an Extraordinary Resolution approving certain amendments to the Trust Indenture and an Amended and Restated Trust Indenture. The text of the Extraordinary Resolution is set forth in Schedule B-10 to this Circular.

The proposed amendments, and the specific reasons therefor, are set forth in Part B of Schedule A hereto. The Amended and Restated Trust Indenture, which incorporates these amendments and all other amendments heretofore made to the Trust Indenture, is attached as Schedule C-4 to this Circular. A general explanation of the amendments and the reasons for them follows.

The Trust Indenture, dated December 12, 1988, was prepared in conjunction with the formation of the Corporation and EnergyTrust. Since that time, the industry has evolved and the Corporation has grown. Changes to the Trust Indenture have been considered and approved by the Trust Unitholders from time to time in response to changing circumstances and the broadening of business objectives of the Corporation and EnergyTrust. These amendments have been reflected in a series of Supplemental Indentures which, in their present form, have become very complex. Requirements arise, with increasing frequency, to provide interpretations and legal opinions in conjunction with EnergyTrust’s financing activities. It is proposed to replace the original Trust Indenture and all of the Supplemental Indentures with a single Amended and Restated Trust Indenture. In addition to the amendments which have been specifically approved in past Trust Unitholder meetings, and the amendment to permit a guarantee of the Corporation’s bank obligations and a subordination of the obligation to pay distributions to Trust Unitholders discussed below, the important matters which have been addressed can be summarized as follows:

•	The Supplemental Indentures have given rise to a significant number of drafting errors and inconsistencies which have been corrected in the consolidated document.

•	Previously, all matters proposed for consideration at a meeting of Trust Unitholders required approval by an Extraordinary Resolution of Trust Unitholders unless otherwise expressly provided in the Trust Indenture. Under the proposed amendments, an ordinary resolution will be sufficient in respect of matters to be decided at a meeting of Trust Unitholders unless they are a specifically enumerated class of significant matters or an amendment to the Trust Indenture itself.

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•	The obligations of the Corporation in respect of past distributions and the provision of financial statements have been restated in the Trust Indenture where they are more appropriate.

•	Under the Trust Indenture, the Trustee has delegated certain powers to the Corporation as Administrator. On the advice of counsel, the specific delegation of responsibility to the Corporation for borrowings by EnergyTrust and provision of guarantees and the ability of the Corporation to give certain directions to the Trustee have been removed. The validity of the Trust might otherwise be compromised were the Trustee required to follow the Corporation’s directives in circumstances where there could be a potential conflict.

•	The Manager is presently required to provide a certificate of compliance with all material covenants, duties or obligations under the Trust Indenture and the Royalty Indenture. As the Manager is not a party to the Trust Indenture, there can be no such binding obligation. The provision has therefore been deleted and a similar provision included in the consolidated form of Management Agreement, where it is enforceable against the Manager.

•	As described under the amendments to the Royalty Indenture, amendments have been made to permit meetings of Trust Unitholders to be held partially or entirely by means of a telephonic, electronic or other communication facility and the distribution and receipt of proxies in respect thereof, thereby potentially increasing the efficiency and reducing the expense of the process.

GUARANTEES AND SUBORDINATION

The Trust Unitholders will be asked to consider an Extraordinary Resolution approving the guarantee and subordination agreements described below. The text of Extraordinary Resolution is set forth in Schedule B-11 hereto.

As described under “Matters to be considered at the Royalty Meeting”, the Corporation has negotiated the Credit Facility with the Lenders along with certain Swap Agreements.

In addition to requesting that the Corporation subordinate the obligation to pay the Royalty to the Lenders obligations, the Lenders have requested that EnergyTrust guarantee the obligations of the Corporation under the Credit Facility and subordinate any obligation to make distributions to the Trust Unitholders to the obligation to the Lenders.

It is therefore proposed that EnergyTrust guarantee all of the obligations, liabilities and indebtedness of the Corporation to the Lenders relating to the Credit Facility and all of the Corporation’s obligations or liabilities pursuant to the Swap Agreements.

The Corporation is also a party to an Amended and Restated Preliminary Net Royalty Agreement (the “Net Royalty Agreement”) with Emera Inc., dated as of April 26, 2001 pursuant to which the Corporation agreed to deliver to Emera Inc., subject to the approval of the Trust Unitholders, a guarantee duly executed by EnergyTrust of the Corporation’s obligations under the Net Royalty Agreement in a form satisfactory to both Emera and the Corporation. Therefore it is also proposed that EnergyTrust guarantee all of the obligations, liabilities and indebtedness of the Corporation to each of Emera Inc. and Emera Offshore Incorporated (separately and collectively, “Emera”) relating to: (i) the Net Royalty Agreement; (ii) the Miscellaneous Covenants Agreement.

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dated April 26, 2001 between the Corporation and Emera; and (iii) any agreement between the Corporation and Emera entered into pursuant to any of the foregoing agreements, as each such agreement may be amended, restated, supplemented or replaced from time to time (collectively, the “Emera Obligations”).

Under the proposed subordination, Trust Unitholders will subordinate their rights to be paid distributions by EnergyTrust to the rights of the Lenders to be paid obligations owing to them by EnergyTrust under the proposed guarantee by EnergyTrust of the Corporation’s obligations under the Credit Agreement or the Swap Agreements. In the event of a default by the Corporation, EnergyTrust may not make any further distributions to Trust Unitholders until the obligations are repaid.

ADDITIONAL INFORMATION

Additional information regarding the business of the Corporation and EnergyTrust is contained in EnergyTrust’s Annual Information Form dated May 14, 2001. Additional financial information is provided in EnergyTrust’s consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the financial year ended December 31, 2001, which are contained in EnergyTrust’s 2001 Annual Report. Copies of those documents and additional copies of this Information Circular - Proxy Statement may be obtained upon request from Investor Relations at Suite 700, 112 — 4th Avenue S.W., Calgary, AB T2P 0H3 (403) 233-0224 or 1-800-223-4122 and at 1200, 141 Adelaide Street West, Toronto, Ontario, M5H 3L5, (416) 362-1748 or 1-888-744-1111.

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APPROVAL AND CERTIFICATION

The contents and the sending of this Circular have been approved by the directors of the Corporation.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATE: March 15, 2002

PENGROWTH CORPORATION

(Signed)	James S. Kinnear President, Chief Executive Officer	(Signed)	Gordon M. Anderson Vice President and Interim Chief Financial Officer

PENGROWTH ENERGY TRUST

BY: PENGROWTH MANAGEMENT LIMITED, AS MANAGER

(Signed)	James S. Kinnear President	(Signed)	Gordon M. Anderson Vice President, Financial Services

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SCHEDULE A

Summary of the amendments proposed to be made to the Royalty Indenture, Trust
Indenture, Management Agreement and Unanimous Shareholder Agreement

The Royalty Indenture, Trust Indenture, Management Agreement and Unanimous Shareholder Agreement are collectively referred to as the Constating Documents. When used below, the word “update” means that the change is made to reflect current circumstances or other amendments.

A.     Royalty Indenture

Reference		Change		Reason

Document	-	The document has been renumbered and reformatted. All cross-references have been updated to correspond to the renumbered document. Unless otherwise specified as an “Old” section number, the section numbers referred to in this summary are the section numbers as they now exist in the proposed revised document.	-	To reflect numbering and styles that resulted from the many amendments conducted in previous years.

Title	-	Changed to Amended and Restated Royalty Indenture.	-	Update.

Introductory Sentence	-	Changed opening line to: “THIS AMENDED AND RESTATED ROYALTY INDENTURE is made as of the 23rd day of April, 2002, and is an amendment and restatement of the Royalty Indenture dated December 2, 1988 as amended by nine successive Supplemental Royalty Indentures”.	-	Update.

Introduction	-	Changed “AMONG” to “BETWEEN”.	-	There are only 2 parties to the Royalty Indenture.

Agreement Parties	-	The Trustee has been changed from Montreal Trust Company of Canada to Computershare Trust Company of Canada.	-	Montreal Trust has sold its corporate trust and stock transfer business of to Computershare Investor Services, which subsequently formed Computershare Trust Company of Canada. Last year’s Unitholder Meeting approved the succession and the relevant documents are being assigned.
	-	Deleted “OF THE FIRST PART” and “OF THE SECOND PART”.	-	No longer a useful practice.

First Recital	-	Capitalized “Grantor”.	-	Defined term.

Third Recital	-	Deleted comma after “rights”.	-	Punctuation correction.

Definitions	-	Defined terms in the definitions section have been bolded and moved to alphabetical order (if there were not so already).	-	Update.

1.01 (a) Definition of “Acquisition Fee”	-	Changed “Properties” to “Canadian Resource Properties”.	-	“Properties” refers only to properties already owned by the Corporation. This reference should be to prospective Properties, i.e. not yet owned by the Corporation, so the Canadian Resources Properties definition is proposed to be created.

1.01 (b) Definition of “Act”	-	Replaced old definition with: “means the Income Tax Act (Canada), RSC 1985, c.1, 5th Supp., and the rules and regulations applicable thereto;”.	-	Current correct citation added. No need for “as amended” language – see new Section 1.08 proposed below.

Old 1.01 b.1 Definition of “Adjusted Debt Service Charges”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (d) Definition of “Affiliate”	- -	Deleted “as amended”. Changed “person, corporation or entity” to “Person”.	- -	See new Section 1.08 proposed below. Defined term.

Old 1.01 e. Definition of “Agency Agreement”	-	Deleted definition entirely.	-	This defined term is used only in the Trust Indenture and defined therein.

1.01 (e) Definition of “ARC”	-	Removed initial capitals from “royalty credit”.	-	The expression is not capitalized in the Alberta Corporate Tax Act

Old 1.01 g. Definition of “Asset Value”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (h) Definition of “Canadian Resource Properties”	-	New definition added: “Canadian Resource Properties” means Canadian resource properties within the meaning of subsection 66(15) of the Act;”.	-	This will properly allow for the description of properties not yet acquired by the Corporation.

1.01 (i) Definition of “Capital	-	In (i), changed semi-colon to comma.	-	Punctuation correction.
Expenditures”	-	In (ii), changed “n” to “in”.	-	Typographical correction.
	-	In ending clause, changed “Revenue Canada, Taxation” to “Canada Customs and Revenue Agency”.	-	Name of agency has changed.

1.01 (j) Definition of	-	Capitalized “Board of Directors”.	-	Uniformity correction.
“Cash Distributions”	-	In (i), inserted comma after “Cash Distribution date”, deleted comma after “calendar quarter”.	-	Punctuation corrections.
	-	Capitalized “Charges” in “Reimbursed Crown Charges”.	-	Defined term.

	-	Redrafted (ii): “the monthly payments made with respect to any calendar month on the 45th day following the end of such month by the Grantor to the Royalty Unitholders of record on the tenth Business Day preceding the Cash Distribution date, their respective shares of payments representing, in each month, the monthly payment which will result in the payments by the Grantor to the Royalty Unitholders for each calendar month aggregating the Royalty, less by way of set-off, Reimbursed Crown Charges for the calendar month;”.	-	(ii) formerly incorrectly described monthly distributions that were nonetheless based on a quarterly calculation. The new language more accurately describes the nature of monthly distributions.

Old 1.01 l. Definition of “Certified Resolution”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (n) Definition of “Debt Service Charges”	-	Changed “relating to the borrowing of funds by the Grantor including without limitation, the funding of ...” to “... relating to the borrowing of funds by the Grantor for purposes including, without limitation, the funding of ...”.	-	Grammatical correction.
	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.
	-	Deleted “and the retirement of Take or Pay Obligations and or any repayment of the Take or Pay Amount by virtue of the borrowing of funds pursuant to subsection 7.01(c) (ii)”.	-	Take or Pay Obligations are no longer relevant.

Old 1.01 q. Definition of “Discount Rate”	-	Deleted definition entirely.	-	This defined term is used only in the old definition of Asset Value, which is proposed to be deleted in its entirety as it is not used in the Constating Documents.

1.01 (q) Definition of “Fund”	-	Deleted commas before and after “and maintained”.	-	Punctuation correction.

1.01 (s) Definition of “Gross Revenue”	-	Added “plus to end of (vii), added new (viii): “any amount paid into the Reserve in a prior period pursuant to subsection 13.02 (c) hereof that the Grantor determines, in its reasonable discretion in accordance with good business practices, ought to be paid to the Royalty Unitholders;”.	-	This change, along with the changes proposed for new subsection 13.02(c), will allow the Corporation limited discretion to pay Gross Revenue into and from the Reserve for future anticipated Capital Expenditures or to reduce the volatility of distributions.
	-	The vii. added to the inclusion list by the First Supplement has been moved and renumbered as exclusion (iv). The Sixth Supplemental Royalty Indenture dated April 29, 1997, purported to make a change to vi, but such change should actually have been made to vii., not exclusion (iv) – the change is correctly made in this restatement.	-	Borrowed funds should be expressly excluded from Gross Revenue as they should be.
	-	In the second (iii) (exclusion list), changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

	-	In the second (iv), deleted “authorized pursuant to Section 7.01”.	-	7.01 is proposed to be deleted (see below).

1.01 (v) Definition of “Management Agreement”	- -	Added “Amended and Restated” prior to “Management Agreement”. Changed “made as of the date hereof” to “made and in force from time to time”.	- -	Reflects proposed new name of Management Agreement. The date of the Management Agreement is changed with each amendment.

1.01 (y) Definition of “Management Fee”	-	Definition has been changed to: “means the fee payable in accordance with the Management Agreement and described therein as the Management Fee;”.	-	This makes the calculations in the Royalty Indenture and Management Agreement identical as they should be, and were not before.

Old 1.01 aa. Definition of “Material Contracts”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

Old 1.01 dd. Definition of “Officer’s Certificate”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (x) Definition of “Operating Costs”	- -	In exclusion list (i), deleted “, as amended from time to time,”. In exclusion list item (vi), changed “Revenue Canada, Taxation” to “Canada Customs and Revenue Agency”.	- -	See new Section 1.08 proposed below. Agency has changed names.
	-	At end of exclusion list item (vii), changed period to semi-colon.	-	Punctuation correction.

1.01 (y) Definition of “Other Revenues”	-	Changed first “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.
	-	In (vi), changed “operating” to “operated”.	-	Grammatical correction.

Old 1.01 hh. Definition of “Permitted Encumbrances”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (aa) Definition of “Person”	-	New definition added: “Person” includes any natural person, corporation, limited partnership, general partnership, joint stock property, joint venture, association, company, limited liability company, trust, bank, trust company or other organization, whether or not a legal entity, and government authority;	-	Referred to in the Royalty Indenture.

Old 1.01 ii.1 Definition of “Projected Royalty Income”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (cc) Definition of “Properties”	-	In i), “Canadian resource properties within the meaning of subsection 66(15) of the Act” changed to “Canadian Resource Properties”.	-	Proposed new defined term, explained above.
	-	In (ii), deleted “and at all times”	-	Not strictly accurate.

1.01 (ff) Definition of “Replacement Properties”	- -	Changed “properties” to “Canadian Resource Properties”. Added “: (i)” before “pension funds”, and added to end “and (ii) mutual fund trusts pursuant to subsection 132(6) of the Act;”	-	Proposed to be a defined term. Clarifies the nature of Replacement Properties allowed to be acquired.

1.01 (ii) Definition of “Royalty Income”	- -	In iv), changed “other charges” to “other similar charges”. Changed “are paid with funds in the Reserve” to “are not paid with funds in the Reserve”	- -	Clarification.
Because amounts paid into the Reserve are deducted from Royalty Income in subclause (v), if the listed costs and charges paid from the Reserve were deducted from Royalty Income, such amounts would be twice deducted.
	-	Added comma after “Reserve”, deleted commas before and after “referred to in (i) to (v) above”	-	Punctuation correction.
	-	Changed period at end to semi-colon	-	Punctuation correction.

1.01 (ll) Definition of “Special Distribution”	- -	Added “the Grantor” to the beginning of (ii). In (ii), changed “Properties” to “Canadian Resource Properties”	- -	Grammatical correction. As above, reference should be to properties not yet owned by the Corporation.

1.01 (nn) Definition of “Trust Indenture”	-	Changed name to “Amended and Restated Trust Indenture”	-	Reflects proposed new name of Trust Indenture.

1.01 (rr) Definition of “Unanimous Shareholder Agreement”	- -	Inserted “Amended and Restated” prior to “Unanimous Shareholder Agreement”. Changed “between” to “among”	- -	Reflects proposed new name of Unanimous Shareholder Agreement. More than 2 parties to the Unanimous Shareholder Agreement.
	-	Added “the Fund” as a listed party	-	Pengrowth Energy Trust is now a shareholder of the Corporation and should be included as a party to the Unanimous Shareholder Agreement.

1.01 (tt) Definition of “Units”	-	Added “and” to end	-	Grammatical correction.

1.01 (uu) Definition of “this indenture ...”	-	Added “this Agreement” to the list, deleted “this royalty indenture” from the list	-	In the Royalty Indenture, “this Agreement” is used; “this royalty indenture” is not used.

Old 1.01 (bbb) Definition of “A & S”	-	Deleted definition entirely	-	This defined term has been deleted as all of the provisions requiring this definition are proposed to be deleted. They are no longer relevant.

Old 1.01 (ccc) Definition of “A & S Contract”	-	Deleted definition entirely	-	This defined term has been deleted as all of the provisions requiring this definition are proposed to be deleted. They are no longer relevant.

Old 1.01 (ddd) Definition of “Take or Pay Obligations”	-	Deleted definition entirely.	-	This defined term has been deleted as all of the provisions requiring this definition are proposed to be deleted. They are no longer relevant.

Old 1.01 (eee) Definition of “Take or Pay Amount”	-	Deleted definition entirely.	-	This defined term has been deleted as all of the provisions requiring this definition are proposed to be deleted. They are no longer relevant.

1.02	-	“Montreal” changed to “Computershare”.	-	Reflects assignment, see above.

1.05	-	Changed “rime” to “time”.	-	Typographical correction.

1.08	-	Added new section: “1.08 References – Unless otherwise specified herein, reference herein to any contract, agreement, legislation, regulation or rule shall be a reference to such contract, agreement, legislation, regulation or rule as amended from time to time.”	-	Ensures that documents are referred to as amended, and means that “as amended” language throughout the Royalty Indenture is no longer needed.

2.01, 2.02, 2.04	-	Replaced semi-colons at end of all subclauses with periods.	-	Punctuation correction.

2.01 (a)	-	Replaced semi-colon before “provided” with comma.	-	Punctuation correction.
	-	Removed “and subject to the provisions of Article Six of this Agreement”.	-	What was then Article VI has previously been deleted in its entirety.

2.01 (d)	-	Changed “Grantors” to “Grantor’s”.	-	Grammatical correction.
	-	Capitalized “Crown” in “crown royalties”.	-	Crown is typically a capitalized term in the Constating Documents.

2.01 (f)	-	“Charter Bank” de-capitalized.	-	Not a defined term.
	-	Changed “in the Trustee” to “with the Trustee”.	-	Grammatical correction.

2.01 (i)	-	Deleted “Subject to the provisions of Article Six,” and capitalized sentence.	-	What was then Article VI has been previously deleted in its entirety.

2.01 (j)	-	Deleted “Subject to the provisions of Article Six,” and capitalized sentence.	-	What was then Article VI has been previously deleted in its entirety.
	-	At end of first line, changed semi-colon to colon.	-	Punctuation correction.
	-	In (iii) D., changed “other charges” to “other similar charges”.	-	Clarifying what is meant here.
	-	In (iv), added “or pursuant to subsection 13.02(c)” after “Debt Service Charges”.	-	Update in light of proposed addition at 13.02(c).

2.01 (k)	- - - -	Added “If the Corporation is insolvent” to the beginning”. Added “(but not less than all)” after “right to take all”. Deleted comma after “following”. Added new condition (i): “(i) the Royalty Unitholder shall give the Corporation not less than ninety (90) days’ notice of its intention to take in kind in accordance with this subsection;”, then renumbered subsequent conditions.	-	These changes bring the right to take in kind in line with legal counsel’s understanding of Canada Customs and Revenue Agency’s most recent views on Royalty Unitholders’ most appropriate rights to take in kind.
	-	Added “the Royalty Unitholder shall” to the beginning of (iii).

2.02 (e)	-	Changed “person or persons” to “Person or Persons”.	-	Proposed to be a defined term.

2.02 (j)	-	Deleted comma after “Special Distributions”.	-	Punctuation correction.

2.02 (k)	-	Replaced “neither the Nominee nor the Royalty Unitholders shall” with “the Royalty Unitholders shall not”.	-	There is no Nominee.

2.03	-	Deleted: “Any funds received by the Grantor from the Canadian Exploration and Development Incentive Program will be used by the Grantor to fund Capital Expenditures or to repay amounts borrowed by it for Capital Expenditures.”	-	Canadian Exploration and Development Incentive Program no longer exists.

2.04 (a)	-	Deleted comma after “located”.	-	Punctuation correction.

2.04 (b)	-	The Eighth Supplemental Royalty Indenture made April 26, 2000, amended 2.04 (b) by deleting the text after (i) and replacing it with certain text. The replacement text’s next number was to be (iii), which did not make sense if (ii) was to be deleted. It is proposed to clean up this section as follows:
	-	Capitalized “Board of Directors”.	-	Uniformity correction.
	-	Changed reference to “the Royalty Indenture as revised by the Third Supplemental Royalty Indenture”, to just “this indenture”.	-	Updated.
	-	Deleted (ii) (if it has not already been deleted by the Eighth Supplemental Royalty Indenture above): “on behalf of the Trustee, payment to each Trust Unitholder of his respective share of the Cash Distribution plus ARC, plus any interest earned by the Fund; and”.	-	What was previously in (ii) (payment to Trust Unitholders) is proposed to be moved to the Trust Indenture where it properly belongs.
	-	Made (i) part of the immediately preceding sentence (i.e. no separate (i) ), inserted period after what was previously in i), deleted “or Trust Unitholders”, and made (iii) part of the immediately preceding sentence (i.e. no separate (iii) ).
	-	De-capitalized “dates” in “Cash Distribution Dates”.	-	Not a defined term.

2.04 (c)	-	Added “of” before “Unitholders’ income tax returns”.	-	Grammatical correction.

Old 2.04 d	-	Deleted this clause (re: forwarding Fund financial statements to Unitholders).	-	This is a matter for the Trust Indenture and has been reinserted there.

2.05	-	Changed “Province of Alberta” to “province or area of production”.	-	Production is no longer taken solely from Alberta as was originally the case.

Old 2.06 c	-	Deleted entirely (re: use of proceeds from Prospectus for acquisition of Dunvegan Unit).	-	No longer relevant.

2.06 (c)	-	At end of (i), changed comma to semi-colon.	-	Punctuation correction.
	-	In final paragraph, inserted period after “property” and before “in the event” and then capitalized “In”.	-	Grammatical corrections.
	-	In final sentence, inserted “Properties” in between “become” and “subject”.	-	Clarification.

2.06 (f)	-	Changed “Properties to “Canadian Resource Properties” throughout this section.	-	As above, reference should be to properties not yet owned by the Corporation.

2.06 (g)	-	Added new subsection: “ In the event that any bank or other lender to the Grantor, or any Person to whom the Grantor owes obligations in connection with swap or hedging obligations, realizes against assets (including, without limitation, Properties) in connection with collecting upon any of the obligations owing by the Grantor to any such bank, other lender or Person owed swap or hedging obligations, whether pursuant to any security granted by the Grantor or otherwise, upon any sale conducted in connection with such realization process the Royalty with respect to such assets shall merge with the interest of the Grantor sold in such assets and such assets may be sold free and clear of any remaining obligations to Unitholders with respect to the Royalty and the Royalty Unitholders consent and agree to the release of the Royalty on the assets realized upon.”	-	This type of merging/release of the Royalty in connection with assets sold to satisfy obligations to creditors will be required by lenders to the Corporation in connection with the Corporation’s necessary financing activities.

2.08	-	Changed all references to Pengrowth and/or the Grantor in (a) or (b) of this section to “the Corporation”.	-	Pengrowth is defined to mean Pengrowth Management Limited, not Pengrowth Corporation. Also, Pengrowth Management Limited is not a party to this indenture and cannot assume obligations pursuant to this indenture.

2.08 (a)	-	Removed comma after “Thus the Corporation and its management”.	-	Punctuation correction.

2.08 (c)	-	Changed “Properties” to “Canadian Resource Properties”.	-	As stated above, reference should to properties not yet acquired by the Corporation.
	-	Changed “Grantor of Pengrowth” to “Grantor or Pengrowth”.	-	Typographical correction.
	-	Changed “persons” to “Persons”.	-	Proposed to be a defined term.

2.11	-	Replaced “the Grantor no longer has an interest in any of the Properties; and” with “there are no longer any Properties; and”.	-	Properties are by definition those in which the Corporation has an interest in the Properties, or else they are not Properties.

3.01	-	Deleted second sentence: “Only persons who are residents of Canada for the purpose of the Act can acquire Royalty Units.”	-	No longer necessary.

3.02 (a)	-	Replaced “consist of and be limited to 500,000,000 Royalty Units, each representing” with “each represent”.	-	The deleted number limit is repetitive of 3.01.

3.02 (b)	-	Moved comma after “evidencing Royalty Units” to after “authorized pursuant to section 3.02(a) above”.	-	Punctuation correction.

3.02 (c)	-	Changed “for Royalty Unit, shall” to “for Royalty Units shall”.	-	Grammatical correction.

3.06 (a)	-	Inserted missing end bracket in middle of paragraph – “by the President or Secretary) entitling holders thereof”.	-	Typographical correction.

3.07 (a)	-	In (i), changed “holders of Royalty Units” to “Royalty Unitholders”.	-	Defined term.
	-	In ending paragraph, changed “holder” to “Royalty Unitholder”.	-	Defined term.

3.07 (c)	-	Changed “The holder of a Royalty Unit” to “A Royalty Unitholder”.	-	Defined term.

3.07 (d)	-	Changed “persons” to “Persons”.	-	Proposed to be a defined term.

3.08 (a)	-	Changed “persons” to “Persons”.	-	Proposed to be a defined term.

3.07 (b)	-	Changed “person” to “Person”.	-	Proposed to be a defined term.

Article IV	-	Article structurally revised as follows:	-	This provision should be identical to the analogous Trust Indenture provision.

ARTICLE IV
EXCHANGE FOR TRUST UNITS

4.01     Exchange Right

     A holder of Royalty Units (other than the Trustee) shall have the right, at his option, to exchange any or all such Royalty Units for a number of Trust Units having a value on the date of exchange equal to the value of such Royalty Units as conclusively determined by the Corporation. Such exchange may be made at any time so long as there are Trust Units outstanding, and subject to the foregoing, such exchange shall occur on the terms and conditions set forth below and in the Trust Indenture.

4.02     Exercise of Exchange Right

a)	The holder of Royalty Units desiring to exchange such Royalty Units in whole or in part for Trust Units shall surrender his Royalty Unit Certificate to the Trustee at its principal office in any of the cities of Calgary, Vancouver or Toronto, together with the exchange form on the back of such Royalty Unit Certificate or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to exchange such Royalty Units in accordance with the provisions of this Article and the Trust Indenture. Thereupon such Royalty Unitholder and/or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled:

i)	to be entered in the books of the Fund as at the Date of Exchange (or such later date as is specified in subsection 4.02(b)) as the holder of the number of Trust Units into which such Royalty Units are exchangeable in accordance with the provisions of this Article and, as soon as practicable thereafter, the Trustee shall deliver to such Royalty Unitholder and/or, subject as aforesaid, his nominee(s) or assignee(s) a certificate or certificates for such Trust Units; and

ii)	to receive from the Trustee a Royalty Unit Certificate representing those Royalty Units (if any) which were not exchanged for Trust Units.

Thereupon, the Trustee shall be entitled to be entered into the books of the Corporation as the holder of the number of Royalty Units which are so exchanged.

b)	For the purposes of this Article, Royalty Units shall be deemed to be surrendered for exchange on the date (herein called the “Date of Exchange”) on which they are so surrendered in accordance with the provisions of this Article and, in the case of Royalty Units surrendered by post or other means of transmission, on the date on which they are received by the Trustee at one of its offices specified in Section 4.02(a); provided that if Royalty Units are surrendered for exchange on a day which is not a Business Day, the Person or Persons entitled to receive Trust Units shall become the holder or holders of record of such Trust Units as at the date on which such registers are next reopened.

4.03     Issue of Royalty Unit Certificates

     All Royalty Unit Certificates representing Royalty Units exchanged under the provisions of this Article shall be forthwith delivered to and, if necessary, cancelled and destroyed by the Trustee and Royalty Unit Certificates representing the Royalty Units exchanged for Trust Units shall be delivered to or, if necessary, issued to the Trustee as trustee under the Trust Indenture. Royalty Unit Certificates representing the Royalty Units not so exchanged shall be issued to the Royalty Unitholder.

5.01	-	Inserted “, and other than somebody who acquires Royalty Units after April 23, 2002 with respect to such Royalty Units” after “other than the Fund”.	-	This has been added so that existing Royalty Unitholders will be “grandfathered” but subsequent Royalty Unitholders will not have the conversion right. The Corporation believes that Royalty Units can in the future be used as consideration in property acquisitions, but that the vendors of those properties should not have the right to convert such Royalty Units to a working interest in all of the Properties areas owned by the Corporation.

5.02 (a)	-	Changed “person or persons” to “Person or Persons”.	-	Proposed to be a defined term.

5.02 (b)	-	Inserted comma after “from the revenue attributed to the converted interest”.	-	Punctuation correction.

6.01	-	Deleted “and” at end of (c), de-capitalized “it” at beginning of (e).	-	Uniformity corrections.

Old 8.01 and 8.02	-	These sections (restrictions on borrowing) are deleted in their entirety.	-	The Corporation’s lenders have expressed concern regarding the need for these restrictions, and some of the restrictions (such at that related to take-or-pay) are no longer relevant. Section 8.01 contains restrictions on the businesses that the Corporation may carry on, and these will limit the purposes for which the Corporation can borrow.

Old 8.04	-	This section (re: means of financing capital expenditures) is deleted in its entirety.	-	Outdated and unnecessarily limiting of the Corporation’s financing options.

7.01 (b)	-	Changed “partnerships – general and limited, and partnerships and beneficial interests . . . ” to “partnerships – general and limited, and beneficial interests . . . ”.	-	Grammatical correction.
	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

7.01 (c)	-	Capitalized “Board of Directors”	-	Uniformity correction.
	-	Added “and” to end.	-	Grammatical correction.

8.01	-	Added to end: “To the extent permitted by applicable law, meetings of Unitholders may be held partially or entirely by means of a telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means.”	-	This provision will allow for the use of modern technology.

8.07	-	Added new (d): “Notwithstanding the foregoing, to the extent permitted by applicable law, a person entitled to vote at a meeting of Unitholders may vote by means of a telephonic, electronic or other communication facility that the Trustee and Corporation have made available for that purpose.”	-	This provision will allow for the use of modern technology.

8.08 (a)	-		-	Proposed to be a defined term.

8.08 (d)	-	Deleted “and” at end.	-	Grammatical correction.

8.08 (e)	-	Added new (e): “the depositing and tabulation of proxies by telephonic, electronic or other communication means; and”.	-	This provision will allow for the use of modern technology.

8.09	-	Replaced with: “The Corporation and the Trustee, by their respective directors, officers and counsel, may attend any meeting of the Unitholders, but shall have no right to vote in their respective capacity as such.”	-	Grammatical clean-up.

8.14	-	Changed “which” to “that”.	-	Uniformity correction.

8.16	-	Changed “person” to “Person”.	-	Proposed defined term.

9.01 (b)	-	Capitalized “Counsel”.	-	Defined term in relation to the Trustee.

10.01 (a)	-	Capitalized “Corporation”.	-	Defined term.
	-	Updated Pengrowth Corporation address: Suite 700, 112 – 4th Avenue S.W., Calgary, Alberta, T2P 0H3.	-	Update.

10.01 (b)	-	Changed “persons” to “Persons”.	-	Proposed to be a defined term.

10.03	-	Changed “corporation” and “Corporation” to “Trustee”.	-	Correction.
	-	Updated Trustee address: Suite 710 – 530 8th Avenue S.W., Calgary, Alberta, T2P 3S8.	-	Update.

11.03	-	At end of (b), replace semi-colon with period.	-	Punctuation correction.
	-	Replaced “Royalty Agreement” with “this Agreement”.	-	Royalty Agreement is not one of the defined terms.

11.06 (b)	-	Capitalized “Trustee”.	-	Defined term.

11.06 (c)	-	Changed “person or persons” to “Person or Persons”.	-	Defined term.

11.06 (d)	-	Capitalized “Corporation”.	-	Defined term.

11.10	-	Changed “person related to” to “Affiliate of”.	-	Clarification.

11.11	-	Changed “person” to “Person or Persons”.	-	Defined term.
	-	Added “or “Administrator” as the case may be” after “the “Manager””.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Added “, without regard to whether such authority is normally granted or delegated by Trustees” after “under this indenture”.	-	Conforms with current royalty trust practice, whereby managers often exercise discretion in administrative matters.
	-	Added “or Administrator” after “Manager”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.

	-	Added “broad discretion and” prior to “authority”.	-	Conforms with current royalty trust practice, whereby managers often exercise discretion in administrative matters.
	-	Added “and regulate the” after “administer”.	-	Drafting improvement.
	-	Added “the Trustee and” after “Corporation and”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Deleted “executive” in “executive decisions”.	-	Drafting improvement.
	-	Added “or previously established by the Corporation and the Trustee after “general principles established hereunder”.	-	Allows Corporation and Trustee to establish principles to be followed by appointees.
	-	Added “or contracts” after “contract”.	-	Reflects current situation – there is more than 1 contract pursuant to which duties are delegated.
	-	Added “or Administrator” after “Manager”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Added “or Administrator’s” after “Manager’s”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Changed final sentence to “The Corporation, the Trustee, Pengrowth and the Fund shall enter into the Management Agreement pursuant to which Pengrowth shall first be appointed “Advisor” and assigned certain duties of the Manager.”	-	Properly reflects current situation.

12.01	-	Replaced “(when authorized by a resolution of the directors)” with “(when authorized by a resolution of its Board of Directors)”.	-	Clarification.

13.02	-	Deleted “and” at end of (a), deleted “will be paid into the Reserve” and replaced with comma in (b), changed period at end of (b) to semi-colon and added “and”, and added new (c): “such additional amounts of Gross Revenue, not to exceed twenty percent (20%) of Gross Revenue for the particular period, if, as and when the Grantor determines, in its reasonable discretion, that it would be prudent to do so in accordance with prudent business practices to provide for the payment of future Capital Expenditures or for the payment of Royalty Income in any future period or periods.”	-	Allows Grantor greater discretion to fund future Capital Expenditures with Gross Revenue.

13.04	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

13.05	-	Changed “Income Tax Canada Act (Canada)” to “Act”.	-	Defined term.
	-	Changed “such Act” to “the Act”.	-	Defined term.

Execution Page	-	“Montreal” changed to “Computershare”.	-	Reflects assignment, see above.

Schedule A	-	“Montreal” changed to “Computershare”	-	Reflects assignment, see above.
	-	Changed date to April 23, 2002.	-	Update – date of indenture changed.

Schedule B	-	Deleted this Schedule (Fixed and Floating Charge Debenture).	-	No longer relevant.

B.     Trust Indenture

Reference		Change		Reason

Document	-	The document has been renumbered and reformatted. All cross-references have been updated to correspond with the renumbered document. Unless otherwise specified as an “Old” section number, the section numbers referred to in this summary are the section numbers as they now exist in the proposed revised document.	-	To reflect numbering and styles that resulted from the many amendments conducted in previous years.

Title	-	Changed to Amended and Restated Trust Indenture	-	Update.

Introduction	-	Changed opening line to: “THIS AMENDED AND RESTATED TRUST INDENTURE is made as of the 23rd day of April, 2002, and is an amendment and restatement of the Trust Indenture dated December 2, 1988 as amended by ten successive Supplemental Trust Indentures.”	-	Update.

Agreement Parties	-	Deleted “OF THE FIRST PART” and “OF THE SECOND PART”.	-	No longer a useful practice.
	-	The Trustee has been changed from Montreal Trust Company of Canada to Computershare Trust Company of Canada.	-	Montreal Trust has sold its corporate trust and stock transfer business of to Computershare Investor Services, which subsequently formed Computershare Trust Company of Canada. Last year’s Unitholder Meeting approved the succession and the relevant documents are being assigned.

1.01 (a) Definition of “Administrator”	-	Added new definition: “Administrator” means the Person referred to in Article X;	-	Administrator is referred to later in the Trust Indenture.

1.01 (c) Definition of “Amended Tax Ruling”	-	New definition added: “Amended Tax Ruling” means, collectively, the advance income tax rulings dated December 15, 1988 and December 15, 1998 received by legal counsel to the Corporation and the Fund from the Canada Customs and Revenue Agency (formerly named Revenue Canada);	-	Referred to in the Trust Indenture.

1.01 (d) Definition of “Auditors”	-	“Thorn Ernst & Whinney” changed to “KPMG LLP”.	-	Reflects current situation.

1.01 (e) Definition of “Available Redemption Funds”	- -	Added comma to end of (ii).
		Deleted “all Trust Expenses” and replaced with “without duplication, all expenses paid or incurred in respect of the administration of the Fund, including without limitation the fees earned by the Trustee in connection with the administration of its duties hereunder or under the Royalty Indenture,”	- -	Punctuation correction. Trust Expenses is not a defined term.
	-	Changed period at end to semi-colon.	-	Punctuation correction.

Old 1.01 c. Definition of “Certified Resolution”	-	Deleted definition entirely.	-	This defined term is not used in the Constating Documents.

1.01 (h) Definition of “Closing Market Price”	-	Changed period at end to semi-colon.	-	Punctuation correction.

1.01 (j) Definition of “Distributable Income”	- - -	Changed ARTC to ARC.
In (i), changed “reimbursed” to “paid”.
		Changed (iii) to: “without duplication of any other amount already deducted from the Royalty or otherwise in determining Distributable Income, all general and administrative expenses, management fees, debt repayments and or other expenses of the Fund;”	- - -	Reflects legislative change. Clarification. Clarification.

1.01 (p) Definition of “Management Agreement”	- -	Inserted “Amended and Restated” prior to “Management Agreement”. Changed “made as of the date hereof” to “made and in force from time to time”	- -	Reflects proposed new name of Management Agreement. The date of the Management Agreement is changed with each amendment.
	-	Changed “between” to “among”.	-	More than 2 parties to the Management Agreement.

1.01 (q) Definition of “Manager”	-	Capitalized “Person”.	-	Proposed to be a defined term.

1.01 (r) Definition of “Market Price”	-	Changed period at end to semi-colon	-	Punctuation correction.

Old 1.01 n. Definition of “Offering Price”	-	Deleted definition entirely.	-	This defined term is not used in the Constating Documents.

Old 1.01 o. Definition of “Officers’ Certificate”	-	Deleted definition entirely.	-	This defined term is not used in the Constating Documents.

1.01 (t) Definition of “Ordinary Resolution”	- -	Added definition: “Ordinary Resolution” has the meaning attributed to it in subsection 12.06(b);	-	To accommodate the proposed changes to Section 12.05 and 12.06.

1.01 (u) Definition of “Permitted Investments”	- - -	Replaced “Income Tax Act” with “Act”.
Inserted semi-colon at end of (i).
		At end of (iv), added “to the extent they are permitted investments of a mutual fund trust under the provisions of subsection 132(6) of the Act”.	- - -	Proper definition incorporated from Royalty Indenture. Punctuation correction. Ensuring royalties are permitted to be held.
	-	In (vi), deleted “person or partnership or other”.	-	Unnecessary.
	-	In (vii), changed “tangible” to “real”.	-	Reflects legislative requirement.

1.01 (v) Definition of “Person”	-	New definition added: “Person” includes any natural person, corporation, limited partnership, general partnership, joint stock property, joint venture, association, company, limited liability company, trust, bank, trust company or other organization, whether or not a legal entity, and government authority;	-	Referred to in the Trust Indenture.

Old 1.01 p. Definition of “Properties”	-	Deleted definition entirely.	-	This defined term has been deleted as it is not used in the Constating Documents.

1.01 (x) Definition of “Redemption Payment Date”	-	Changed period at end to semi-colon.	-	Punctuation correction.

1.01 (y) Definition of “Redemption Price”	-	Changed period at end to semi-colon.	-	Punctuation correction.

1.01 (cc) Definition of “Royalty Indenture”	- -	Inserted “Amended and Restated” prior to “Royalty Indenture”. Deleted “, as the same may be amended from time to time”.	- -	Reflects proposed new name of Royalty Indenture. See new Section 1.09 proposed below.

1.01 (ii) Definition of “Trust Fund”	-	In the Sixth Supplemental Trust Indenture, Old section 1.01 aa. was to be replaced with a definition of “Trust Fund”. However, the previous definition of Trust Fund was actually found in Old 1.01 cc. Therefore there were 2 different definitions of Trust Fund in place. The older definition from Old 1.01 cc. is now deleted. The definition that was previously in Old 1.01 aa., “Transfer Agent”, is not referred to anywhere else in the Constating Documents and remains deleted.	-	Correction of erroneous earlier amendment.

1.01 (ll) Definition of “Unanimous Shareholder Agreement”	- -	Inserted “Amended and Restated” prior to “Unanimous Shareholder Agreement”. Changed “between” to “among”.	- -	Reflects proposed new name of Unanimous Shareholder Agreement. More than 2 parties to Unanimous Shareholder Agreement.
	-	Added the Fund to the list of Parties.	-	Pengrowth Energy Trust is now a shareholder of the Corporation and should be included as a party to the Unanimous Shareholder Agreement.

1.01 (mm) Definition of “year”	-	Added “and” to end.	-	Grammatical correction.

Old 1.04	-	This section (re: reference to Income Tax Act as amended from time to time) has been deleted in its entirety.	-	Covered by definition of Act in the Royalty Indenture and new Section 1.09 proposed below.

1.09 (proposed new)	-	Added: “1.09 References – Unless otherwise specified herein, reference herein to any contract, agreement, legislation, regulation or rule shall be a reference to such contract, agreement, legislation, regulation or rule as amended from time to time.”	-	Ensures that documents are referred to as amended, and means that “as amended” language throughout the Trust Indenture is no longer needed.

2.05	-	Updated Pengrowth Corporation address: Suite 700, 112 – 4th Avenue S.W., Calgary, Alberta, T2P 0H3.	-	Update.

2.06	-	Capitalized “Person”.	-	Proposed to be a defined term.

2.07	-	Capitalized “Person”.	-	Proposed to be a defined term.

2.08	-	Added references to “the Administrator” throughout this section.	-	Administrator should be treated in much the same way as the Manager.

3.01	-	Added “Subject to subsection 104(7.1) of the Act,” to the beginning of the second sentence, de-capitalized next word.	-	Qualifies entitlement based on Act requirements.
	-	Capitalized “Board of Directors”.	-	Uniformity correction.
	-	Removed comma after “Board of Directors of the Corporation”.	-	Punctuation correction.
	-	Deleted “obtained by the Fund from Canada Customs and Revenue Agency”.	-	Amended Tax Ruling is proposed to be a defined term that will include this information.

3.02	-	The Sixth Supplemental Trust Indenture provided that 3.01 be amended by replacing 100,000,000 with 500,000,000. The correct reference should have been to 3.02. This change is confirmed by this proposed revised Trust Indenture.	-	Correction of erroneous previous amendment.

3.03 (a)	-	Inserted comma after “pursuant to section 3.02”.	-	Punctuation correction.

3.03 (d)	-	Revised clause to read: “The definitive form of the Trust Units and the certificate of the Trustee endorsed thereon shall be in the English language only, shall be in the form set forth in the Schedule hereto, shall be dated as of the Date of Closing (including all replacements issued in accordance with this indenture), shall include such distinguishing letters and numbers as the Corporation, with the approval of the Trustee, may prescribe, and shall be issuable in Unit denominations.”	-	Grammatical corrections.

3.04	-	Insert “of the Corporation” after “Board of Directors”.	-	Clarification.

3.05	-	Capitalized “Person”.	-	Proposed to be a defined term.

3.07	-	The Sixth Supplemental Trust Indenture made changes to Section 3.07. However, due to a numbering error in the original document, there never was a Section 3.07. It appears that the changes in question relate to what was actually numbered as 3.08 and such change was never made. Therefore, the change needed to be made to 3.08: deleted the reference to “conduct the business of the Fund” and replaced it with “manage the investments of the Fund”.	-	Correction.

3.11	-	Changed “Income Tax Act (Canada)” to “Act”.	-	Defined term from Royalty Indenture.

4.02	-	Changed references to “Income Tax Act” to “Act”.	-	Defined term from Royalty Indenture.
	-	Deleted “obtained from the Fund from Canada Customs and Revenue Agency”.	-	Amended Tax Ruling is proposed to be a defined term.

5.02	-	Rewritten: “The Trustee shall be obligated to (i) apply for ARC, and (ii) reimburse the Corporation for Reimbursed Crown Charges paid by the Corporation except to the extent that the Corporation has elected to waive its right to reimbursement, in accordance with the Royalty Indenture.”	-	The reference to ARC is proposed to be reinserted – it was deleted by a previous amendment at a time when it was expected that ARC would cease to exist.

5.04	-	Capitalized “Person”.	-	Proposed to be a defined term.

5.05	-	Added to the end of the first sentence: “, subject to subsection 104(7.1) of the Act”.	-	Reminder of legislative requirement and clarification.
	-	Changed “Income Tax Act” to “Act”.	-	Defined term in Royalty Indenture.

5.06	-	New section added:	-	Moved from the Royalty Indenture because more appropriate here.

5.06     Obligations of Corporation

a)	On the dates in each year in which the Board of Directors of the Corporation elects to make Cash Distributions in accordance with section 1.01(k) of the Royalty Indenture, the Corporation will furnish or cause to be furnished to the Trustee and to the Royalty Unitholders or Trust Unitholders of record on the tenth business day immediately preceding each of such dates, on behalf of the Trustee, payment to each Trust Unitholder of his respective share of the Cash Distribution plus ARC, plus any interest earned by the Fund.

b)	Not later than 140 days after December 31 in each calendar year, the Corporation will forward to the Trustee and to the Unitholders of record consolidated annual financial statements of the Fund. The Corporation will also forward the interim consolidated unaudited financial statements of the Fund to the Trustee and to the Unitholders of record within the periods prescribed by applicable corporate and securities legislation, if it is not exempted from such reporting requirements.

Article VI	-	Article VI has been structurally revised:	-	To reflect current situation and to make identical to analogous provision in Royalty Indenture.

ARTICLE VI
EXCHANGE OF ROYALTY UNITS

6.01 Exchange Right

     A holder of Royalty Units (other than the Trustee) shall have the right, at his option, to exchange any or all such Royalty Units for a number of Trust Units having a value on the date of exchange equal to the value of such Royalty Units as conclusively determined by the Corporation. Such exchange may be made at any time so long as there are Trust Units outstanding, and subject to the foregoing, such exchange shall occur on the terms and conditions set forth below and in the Royalty Indenture.

6.02 Exercise of Exchange Right

a)	The holder of Royalty Units desiring to exchange such Royalty Units in whole or in part for Trust Units shall surrender his Royalty Unit Certificate to the Trustee at its principal office in any of the cities of Calgary, Vancouver or Toronto, together with the exchange form on the back of such Royalty Unit Certificate or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to exchange such Royalty Units in accordance with the provisions of this Article and the Royalty Indenture. Thereupon such Royalty Unitholder and/or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled:

i)	to be entered in the books of the Fund as at the Date of Exchange (or such later date as is specified in subsection 4.02(b)) as the holder of the number of Trust Units into which such Royalty Units are exchangeable in accordance with the provisions of this Article and, as soon as practicable thereafter, the Trustee shall deliver to such Royalty Unitholder and/or, subject as aforesaid, his nominee(s) or assignee(s) a certificate or certificates for such Trust Units; and

ii)	to receive from the Trustee a Royalty Unit Certificate representing those Royalty Units (if any) which were not exchanged for Trust Units.

Thereupon, the Trustee shall be entitled to be entered into the books of the Corporation as the holder of the number of Royalty Units which are so exchanged.

b)	For the purposes of this Article, Royalty Units shall be deemed to be surrendered for exchange on the date (herein called the “Date of Exchange”) on which they are so surrendered in accordance with the provisions of this Article and, in the case of Royalty Units surrendered by post or other means of transmission, on the date on which they are received by the Trustee at one of its offices specified in Section 4.02(a); provided that if Royalty Units are surrendered for exchange on a day which is not a Business Day, the Person entitled to receive Trust Units shall become the holder or holders of record of such Trust Units as at the date on which such registers are next reopened.

6.03 Issue of Royalty Unit Certificates

     All Royalty Unit Certificates representing Royalty Units exchanged under the provisions of this Article shall be forthwith delivered to and, if necessary, cancelled and destroyed by the Trustee and Royalty Unit Certificates representing the Royalty Units exchanged for Trust Units shall be delivered to or, if necessary, issued to the Trustee as trustee under the Trust Indenture. Royalty Unit Certificates representing the Royalty Units not so exchanged shall be issued to the Royalty Unitholder.

7.02	-	Added “and conditions” after “limitations”.	-	Clarification.

7.03	-	Added “(excluding facilities, pipelines or other assets associated with oil and natural gas production)” prior to “held by the Fund at such time.”	-	Such facilities should not be available on redemption.

8.01	-	Replaced “Montreal” with “Computershare”.	-	Reflects assignment, see above.

9.02	-	In (e), ARTC changed to ARC.	-	Reflects legislative change.
	-	In (g), capitalized “Person”.	-	Proposed to be a defined term.
	-	In (h), capitalized “Persons”.	-	Proposed to be a defined term.
	-	In (i), capitalized “Persons”.	-	Proposed to be a defined term.
	-	In (k), capitalized “Person”.	-	Proposed to be a defined term.
	-	In (l), capitalized “Person” and “Persons”.	-	Proposed to be a defined term.
	-	In (n), “Income Tax Act” changed to “Act”.	-	Defined term in Royalty Indenture.
	-	In (o), de-capitalized “to”.	-	Uniformity correction.
	-	In (o), added to the end: “that are real property or otherwise permitted to be held by a mutual fund trust under the provisions of subsection 132(6) of the Act”.	-	Confirms Trust’s allowed acquisitions.
	-	In (p), added “to” to the beginning and removed “and” from the end.	-	Uniformity correction.

-	In (q), added “to” to the beginning and changed period at end to semi-colon.	-	Uniformity correction.
-	In (q), capitalized “Person”.	-	Defined term.
-	In (q), deleted “, to charge, pledge, hypothecate and grant security interests over or with respect to all or any property of the Fund”.	-	Repetitive of 9.02(x).
-	In (x), changed “any of the assets” to “all or any of the assets”.	-	Clarification.
-	In (x), removed “and” from end.	-	Uniformity correction.
-	In (x), added “or the Corporation to the end	-	Allows the Fund to support the Corporation’s necessary financing activities.
-	In (y), de-capitalized “Offering Documents”.	-	Not a defined term.
-	In (y), changed “issued” to “issue”.	-	Grammatical correction.
-	In (y), changed period to semi-colon and added “and” to the end.	-	Uniformity corrections.
-	Added new (z):	-	This is required to authorize the Trust to enter into certain agreements required by lenders to the Corporation for necessary financing activities.

(z)	to enter into a subordination agreement with any lender or lenders to the Corporation pursuant to which the Fund agrees to subordinate its right to be paid the Royalty by the Corporation to the right of any such lender or lenders to be paid obligations owing to it by the Corporation, and which agreement may further provide, without limitation, that in the event of a default by the Corporation to any of its lenders, including any such default in connection with credit facilities, swap or hedging agreements or otherwise, the Corporation will not make any further payments in respect of the Royalty to the Fund, or that the Fund will not make any further distributions to Trust Unitholders, or that in the event any such lenders realize against the assets of the Corporation (including, without limitation, Properties) in connection with collecting upon any of the obligations owing by the Corporation to any of such lenders, whether pursuant to any security granted by the Corporation or otherwise, the Trustee shall release the Royalty on the assets realized upon and the lenders shall be entitled to realize on the assets of the Corporation free and clear of the Royalty.

9.05	-	Capitalized “Person”.	-	Proposed to be a defined term.

9.09	-	Capitalized “Person”.	-	Proposed to be a defined term.

10.01	-	Changed “person” to “Person or Persons”.	-	Defined term.
	-	Added “or “Administrator” as the case may be” after “the “Manager”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Added “to the Manager or Administrator” after “The Trustee may grant”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.

	-	After “broad discretion”, added “and authority” and deleted “to the Manager”.	-	Conforms with current royalty trust practice, whereby managers often exercise discretion and act with authority in administrative matters.
	-	Deleted “executive” in “executive decisions”.	-	Drafting improvement.
	-	Added “established hereunder or” prior to “previously established by the Trustee”.	-	Binds appoints to principle of the Royalty Indenture.
	-	Added “or contracts” after “contract”.	-	Reflects current situation – there is more than 1 contract pursuant to which duties are delegated.
	-	Added “or Administrator” after “Manager”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Added “or Administrator’s” after “Manager’s”.	-	Reflects current situation – Corporation is appointed as Administrator under the Trust Indenture.
	-	Changed final sentence to “The Corporation, the Trustee, Pengrowth and the Fund shall enter into the Management Agreement pursuant to which Pengrowth shall first be appointed “Advisor” and assigned certain duties of the Manager.”	-	Properly reflects current situation.

10.02 and 10.03	-	At the beginning of 10.02, inserted: “Pursuant to its ability to delegate in accordance with Section 10.01,”, and de- capitalized next word.	-	Clarification and correction.
	-	In 10.02 (a), changed “Offering” to “an offering of Trust Units to prospective Trust Unitholders”.	-	Offering is not a defined term.
	-	In 10.02 (a) (ii), changed “Offering Documents” to “documents prepared and issued in respect of such offering”.	-	Offering Documents is not a defined term.
	-	In 10.02 (a) (iv), changed “Rights Units” to “rights to acquire Units”.	-	Rights Units is not a defined term.
	-	Deleted 10.02 (c), re: delegated responsibility to Corporation for matters relating to borrowings by the Fund and provision of guarantees for the obligations of the Corporation and loans by Fund to Corporation.	-	Trust law dictates that the Trustee should not grant authority to a nominee in circumstances where the nominee has a conflict of interest with respect to the authority so delegated.
	-	In the final paragraph of 10.02, deleted comma after administrator, and deleted “, and if directed by the Corporation in writing the Trustee shall,”.	-	The validity of the Trust might be compromised if the Trustee was absolutely obligated to follow the Corporation’s directives in this explicit manner.
	-	In 10.03, de-capitalized “Offering Documents”.	-	Offering Documents is not a defined term.

10.04	-	Capitalized “Contracts” in “Material contracts”.	-	Defined term.

10.06	-	Changed to the following: “The Corporation as Administrator shall, and shall cause the	-	The Manager, being Pengrowth Management Limited, is not a

		Manager to, furnish to the Trustee annually, within 120 days of the fiscal year end of the Fund, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Administrator and Manager, or such other officers of the Administrator and the Manager as may be acceptable to the Trustee certifying that the Administrator and the Manager are in compliance in all material respects of its covenants, duties or obligations under the Trust Indenture and Royalty Agreements relating to the business and affairs of the Fund, or if such is not the case, specifying the covenants, duties or obligations which have not been complied with and giving particulars of such non compliance.”		party to the Trust Indenture and cannot be subjected to binding obligations in the Trust Indenture. The amendment requires the Corporation to cause the Manager to provide the certificate, and it is proposed that the Management Agreement be amended to require the Manager to provide the certificate (the Manager is a party to the Management Agreement and therefore its obligations thereunder can be enforced).

11.01	-	In (a) changed “Income Tax Act” to “Act”.	-	Defined term in Royalty Indenture.
	-	In ending paragraph, moved comma after “and” to before “and”.	-	Punctuation correction.
	-	Capitalized “Person”.	-	Proposed to be a defined term.

12.01	-	Prior to last sentence, inserted: “To the extent permitted by applicable law, meetings of Trust Unitholders may be held partially or entirely by means of a telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means.”	-	This provision will allow for the use of modern technology.

12.02	-	Changed “passe” to “passed”.	-	Typographical correction.

12.04	-	Capitalized “Persons”.	-	Proposed to be a defined term.
	-	Added sentence to the end: “ To the extent permitted by applicable law, the Trustee may from time to time make, vary or revoke such regulations as it shall think fit providing for and governing the depositing and tabulation of proxies by telephonic, electronic or other communication means. To the extent permitted by applicable law, a person entitled to vote at a meeting of Trust Unitholders may vote by means of a telephonic, electronic or other communication facility that the Trustee has made available for that purpose.”	-	This provision will allow for the use of modern technology.

12.05	-	At end of (g), deleted “and”.	-	Uniformity correction.
	-	At end of (h), changed period to semi-colon and added “and”.	-	Uniformity correction.
	-	Add new (i): “ authorizing and directing the Trustee to subordinate its rights to receive Royalty Income and all other sums and to distribute Distributable Income in circumstances where a default by the Corporation has occurred in respect of any of its obligations to pay any of the Corporation’s lenders, including a default in connection with any credit facility or in connection with any swap or hedging agreement, or to guarantee all or any of the obligations, liabilities or indebtedness of the Corporation to all or any of the Corporation’s lenders, including without limitation in respect of all or any of the obligations, liabilities and indebtedness of the Corporation to any or all of such lenders under, pursuant or relating to any credit facility, swap or hedging agreement or otherwise, or to any other Person or Persons.”	-	This language is required to enable the Trust Unitholders to pass resolutions to be proposed at the meeting directing the Trustee to enter certain subordination and guarantee agreements that may be required by lenders to the Corporation for necessary financing activities.

12.05	-	Added the following sentence after the first sentence of the last paragraph: “Actions taken or resolutions passed in respect of matters described in subsection (i), (iv), (v), (vi), (vii), (viii) and (ix) shall be by Extraordinary Resolution.”	-	The general approach is that matters require the approval of a simple majority and that Extraordinary Resolutions are to be required only in extraordinary situations, which the Corporation believes are those presently
	-	Added “other” before “action taken or resolution passed”, changed “Extraordinary” to “Ordinary”, deleted “, and except for the matters set out in subsection (ii) and (iii) above.”		specifically identified in the indenture and include the removal or appointment of a trustee, the stale of all or substantially all of the property of the Trust Fund and the amendments to the indenture.

12.06	-	Inserted new (b) in-between previous (a) and (b): “The expression “Ordinary Resolution” when used in this indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an ordinary resolution at a meeting of Trust Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which two or more holders of at least 5% of the aggregate number of Trust Units then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of more than 50% of the Trust Units represented at the meeting and voted on a poll upon such resolution.”	-	These changes are ancillary to those described in respect of Section 12.05 above.

	-	In (c), changed “shall be an Extraordinary Resolution within the meaning of this indenture” to “shall be an Extraordinary Resolution or an Ordinary Resolution within the meaning of this indenture, as the case may be,”.
	-	In (d), added “or an Ordinary Resolution” after “Extraordinary Resolution”.

13.01	-	Capitalized “Person”.	-	Proposed to be a defined term.

13.02	-	Capitalized “Trustee”.	-	Defined term.

13.03	-	In (b), capitalized “Person”.	-	Proposed to be a defined term.
	-	At end of (d), replaced comma with semi-colon.	-	Punctuation correction.

13.04	-	Capitalized “Person”.	-	Proposed to be a defined term.

13.05	-	Capitalized “Person”.	-	Proposed to be a defined term.

13.06	-	Capitalized “Person” and “Persons”.	-	Proposed to be a defined term.
	-	Changed “by described” to “be described”.	-	Typographical correction.

13.07	-	Capitalized “Person”.	-	Proposed to be a defined term.

13.10	-	Capitalized “Person” and “Persons”.	-	Proposed to be a defined term.

14.01	-	Changed “is” to “are” (“when there are no longer any Trust Units outstanding”).	-	Grammatical correction.

14.02 (a)	-	Changed “RRSPs, RRIFs and DPSPs” to “registered retirement savings plans, registered retirement income funds, deferred profit sharing plans or registered education savings plans, as those terms are defined in the Act.”	-	Clarification (not defined terms) and addition of RESPs which should be included in the list.

14.07	-	Deleted “the Fund shall automatically terminate with respect to the Royalty Units and”.	-	The Fund should not terminate in any sense in such case.
	-	Added sentence to end: “If the balance of the other investments or assets comprising the Trust Fund are sold or otherwise disposed of, the Trustee will distribute to the Trust Unitholders on a pro rata basis the net proceeds from such disposition and the Fund shall terminate.”	-	Clarifying when the Fund should actually terminate.

16.04	-	Capitalized “Persons”.	-	Proposed to be a defined term.
	-	Changed “interest” to “interested” (“all Persons interested in the Trust Units concerned”).	-	Grammatical correction.

16.06, 07, 08	-	Changed “ARTC” to “ARC”.	-	Reflects legislative change.
	-	Changed “Income Tax Act” to “Act”.	-	Defined term.

17.02 and 17.03	-	Capitalized “Auditor” and “Auditors” throughout.	-	Defined term.
	-	Changed to “Thorne Ernst & Whinney, Chartered Accountants” to “KPMG LLP”.	-	Reflects current situation.

18.04	-	Updated Trustee address: Suite 710 – 530 8th Avenue S.W., Calgary, Alberta, T2P 3S8.	-	Update.

18.05	-	Updated Pengrowth Corporation’s address: Suite 700, 112 – 4th Avenue S.W., Calgary, Alberta, T2P 0H3.	-	Update.
	-	(c) has been rewritten: “If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees,	-	Typographical corrections.

any notice to be given to the Corporation could be reasonably considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the Corporation, or if it is delivered to such party at the appropriate address provided in Section 18.05(a), by cable, telegram, telex or other means of prepaid, transmitted and recorded communication.”

Execution Page	-	“Montreal” changed to “Computershare”.	-	Reflects assignment, see above.

Schedules	- -	Changed first date to April 23, 2002. “Montreal” changed to “Computershare”.	- -	Update – date of indenture changed. Reflects assignment, see above.

C. Unanimous Shareholder Agreement

Reference		Change		Reason

Document	-	The document has been reformatted. All cross-references have been updated in light of the amendments. Unless otherwise specified as an “Old” section number, the section numbers referred to in this summary are the section numbers as they now exist in the proposed revised document.

Title	-	Changed name to “Amended and Restated Unanimous Shareholder Agreement”.	-	Conformity correction.

Introductory Sentence	-	Date changed: “THIS AGREEMENT is made as of April 23, 2002, and is an amendment and restatement of the Unanimous Shareholder Agreement dated December 2, 1988, as amended April 28, 1999, April 26, 2000, ...”	-	Update.
	-	Removed “and by the addition of the Pengrowth Directors Trust as a Shareholder in accordance with the Extraordinary Resolutions”.	-	Correction and update.

Agreement Parties	-	Changed defined term for Pengrowth Management Limited to “Pengrowth”.	-	“Shareholder” is no longer an appropriate reference as there is more than one shareholder.
	-	Added Pengrowth Energy Trust as a party.	-	Pengrowth Energy Trust is now a shareholder of the Corporation and should be included as a party to the Unanimous shareholder Agreement.
	-	Changed Pengrowth Gas Corporation to Pengrowth Corporation.	-	Name change.
	-	Changed “Montreal” to “Computershare”.	-	Reflects assignment, see above.
	-	Deleted “OF THE FIRST PART”, “OF THE SECOND PART” and “OF THE THIRD PART”.	-	No longer a useful practice.

Recital B.	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

Reference		Change		Reason

Recital C.	-	Changed to read: “The authorized capital of the Corporation consists of an unlimited number of common shares and at the date hereof Pengrowth and the Fund are the only registered owners of the issued and outstanding common shares of the Corporation;”	-	Updates to current ownership structure.

Recital E.	-	Changed “Shareholder” to “Shareholders”, changed syntax throughout.	-	Update.

Recital F.	-	De-capitalized “parties”.	-	Not a defined term.

Recital G.	-	Changed “Shareholder” to “Shareholders”, changed syntax throughout.	-	Update.

Definitions	-	Defined terms in the definitions section have been moved to alphabetical order (if they were not so already).	-	Update.

1.02 (a) Definition of “Act”	-	Changed definition of Act to include updated citation: “RSA 2000, Chapter B-9”.	-	Update.

1.02 (b) Definition of “Affiliate”	-	Changed “Business Corporations Act” to “Act”.	-	Defined term.

1.02 (g) Definition of “Management Agreement”	-	Added “Amended and Restated” prior to “Management Agreement”.	-	Reflects proposed new complete name of Management Agreement.

1.02 (h) Definition of “Person”	-	Changed to: “includes any natural person, corporation, limited partnership, general partnership, joint stock property, joint venture, association, company, limited liability company, trust, bank, trust company or other organization, whether or not a legal entity, and government authority;”	-	Improved definition, conforms to proposed Trust Indenture definition.

1.02 (k) Definition of “Royalty Indenture”	-	Added “Amended and Restated” prior to “Royalty Indenture”.	-	Reflects proposed new complete name of Royalty Indenture.

1.02 (n) Definition of “Shareholders”	- -	Added new definition: “Shareholders” means Pengrowth and the Fund;	-	Definition required now that there are 2 shareholders.

1.02 (o) Definition of “Shares”	-	Deleted “which, as of the date hereof, consists of one hundred common shares without nominal or par value”.	-	No longer accurate.

1.02 (p) Definition of “Trust Indenture”	-	Added “Amended and Restated” prior to “Trust Indenture”.	-	Reflects proposed new complete name of Trust Indenture.

1.02 (q) Definition of “Trust Unitholders”	-	Changed “Trust Unitholder” to “Trust Unitholder”.	-	Correction.

2.02	-	Changed “Shareholder agrees” to “Shareholders agree”, changed “owned by it” to “owned by them”.	-	Now more than 1 shareholder.

Reference		Change		Reason

3.01	-	Changed “seven (7)” to “eight (8)”.	-	Number of directors proposed to be increased.
	-	Added additional sentence to end: “If the appointment of (2) members by the Manager would result in the Trust Unitholders not having appointed a majority of the Board of Directors, then the Manager shall appoint only one (1) member of the Board of Directors.”	-	This should more accurately reflect the intent for the Board of Directors, which was that the Trust Unitholders should in all cases appoint a majority.

4.01	-	Changed “Shareholder” to “Shareholders”, “its” to “theirs”.	-	Now more than 1 shareholder.
	-	Changed “the Manager shall have the right to elect two directors of the Corporation” to “the Manager shall have the right to elect directors of the Corporation in accordance with Section 3.01 of this Agreement.”	-	Reflects proposed changes to 3.01.

4.03	-	De-capitalized first word of each of (a), (b) and (c).	-	Uniformity correction.

4.05	-	Changed “The” to “A”.	-	Grammatical correction.

6.01	-	Changed “Shareholder waives” to “Shareholders waive”.	-	Now more than 1 shareholder.

8.01	-	Changed “the Shareholder” to “a Shareholder”.	-	Now more than 1 shareholder.

9.01	-	Changed “Shareholder” to “Shareholders”.	-	Now more than 1 shareholder.

10.02	-	Inserted notice address for Pengrowth Energy Trust.	-	Trust is now a shareholder.
	-	Changed “Montreal” to “Computershare”.	-	Reflects assignment, see above.
	-	Updated Trustee address: Suite 710 – 530 8th Avenue S.W., Calgary, Alberta, T2P 3S8.	-	Update.

10.03	-	Capitalize “Business Day.	-	Defined term in Royalty Indenture.

10.08	-	Changed “Shareholder” to “Shareholders”.	-	Now more than 1 shareholder.

10.11	-	Changed “Shareholder” to “Shareholders”.	-	Now more than 1 shareholder.

Execution Page	-	Added signature line for Trust.	-	Trust is now a shareholder.
	-	Changed “Montreal” to “Computershare”.	-	Reflects assignment, see above.

D. Management Agreement

Reference		Change	Reason

Document	-	The document has been reformatted. All cross-references have been updated in light of the amendments. Unless otherwise specified as an “Old” section number, the section numbers referred to in this summary are the section numbers as they now exist in the proposed revised document.

Reference		Change		Reason

Title	-	Changed name to “Amended and Restated Management Agreement”.	-	Conformity correction.

Introduction	-	Changed to: “THIS AGREEMENT is made as of April 23, 2002, and is an amendment and restatement of the Management Agreement dated December 2, 1988, the Amended Management Agreement dated April 21, 1994, the Second Amended Management Agreement dated April 29, 1997, and the Third Amended Management Agreement dated April 26, 2000.”	-	Update.

Agreement Parties	-	Changed “Montreal” to Computershare”	-	Reflects assignment, see above.
	-	Deleted “OF THE FIRST PART”, “OF THE SECOND PART”, “OF THE THIRD PART” and “OF THE FOURTH PART”.	-	No longer a useful practice.

Recital A.	-	Changed “the Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

Recital E.	-	Added reference to Third Amended Management Agreement dated April 26, 2000.	-	Update.

Definitions	-	Defined terms in the definitions section have been moved to alphabetical order (if there were not so already).	-	Update.

1.01 (a) Definition of “Acquisition Fee”	-	Changed “Properties” to “Canadian Resource Properties” in numerous instances.	-	Changed where reference should be to properties not yet owned by the Corporation.
	-	In (ii), added endquote after “Established Reserves”.	-	Typographical correction.
	-	Changed “Proved” to “Proved Reserves”.	-	Uniformity correction.

1.01 (e) Definition of “RESPs”	-	Added new definition: “RESPs” means Registered Education Savings Plan, as defined in the Act;	-	Should be included in list.

1.01 (g) Definition of “Royalty Indenture”	-	Added “Amended and Restated” prior to “Royalty Indenture”.	-	Reflects proposed new complete name of Royalty Indenture.

1.01 (j) Definition of “Trust Payments”	-	Changed ARTC to ARC and removed ending bracketed comment (about ARTC now being known as ARC).	-	Reflects legislative change.

2.01 (b), (c) and (q)	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

2.01 (o),	-	Changed ARTC to ARC.	-	Reflects legislative change.
2.02 (b) and (c)

2.01 (p)	-	Deleted “and” at end.	-	Uniformity correction.

2.01 (q)	-	Changed period to semi-colon, add “and” to the end.	-	Uniformity correction.

2.01 (r)	-	Added new power: to “execute documents on behalf of the Fund in connection with its duties hereunder”	-	Clarifies a power that should be available to the Advisor.

2.02 (c)	-	Changed “Holders of Trust Units” to “Trust Unitholders”.	-	Defined term.

2.02 (h)	-	Added “RESPs”.	-	Should be included in list.

Reference		Change		Reason

2.04	-	Added new section: 2.04 Certificate of Compliance The Advisor shall furnish to the Trustee annually, within 120 days of the fiscal year end of the Fund, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Advisor, or such other officers of the Advisor as may be acceptable to the Trustee, certifying that the Advisor is in compliance in all material respects of its covenants, duties or obligations under this Agreement, or if such is not the case, specifying the covenants, duties or obligations which have not been complied with and giving particulars of such non compliance.	-	This is a carry over from Section 10.06 of the Trust Indenture, which previously required the Manager to provide the certificate thereunder. As the Manager is not a party to the Trust Indenture and the Trustee wants to be able to enforce the covenant directly against the Manager, this section is proposed to be added here.

3.01	-	Deleted comma after Acquisition Fee.	-	Punctuation correction.

3.02	-	Deleted calculation of Income Amount.	-	Income Amount is a defined term with the method of calculation defined.
	-	In (e), de-capitalized first word and added period to end.	-	Uniformity correction.
	-	In (e), added “to the Advisor” after “payable by the Investor”.	-	Clarification.

4.01	-	Capitalized “Canadian Resource Properties”.	-	Proposed to be a defined term.

4.03 (b)	-	Capitalized “Canadian Resource Properties”.	-	Proposed to be a defined term.

4.04 (a)	-	Changed “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.

4.04 (f)	-	Change “Properties” to “Canadian Resource Properties”.	-	As above, reference should be to properties not yet owned by the Corporation.
	-	Removed comma after “will not be acquired”.	-	Punctuation correction.

7.03	-	Changed “2000” to “2003”.	-	Update.

7.04	-	Replaced semicolon with colon after “(a fundamental change)”.	-	Punctuation correction.

7.06 (a) (v)	-	Replaced “all” with “shall”.	-	Typographical correction.

7.06 (b) (ii)	-	Added “with respect to the Advisor” to the end.	-	Clarification.

7.10	-	Changed “Advisor” to “Advisor’s business offices”.	-	Clarification.

8.06	-	Changed “Montreal” to “Computershare”.	-	Reflects assignment, see above.
	-	Updated Trustee address: Suite 710 – 530 8th Avenue S.W., Calgary, Alberta, T2P 3S8.	-	Update.

Execution Page	-	Changed “Montreal” to “Computershare”.	-	Reflects assignment; see above.

SCHEDULE B-1

EXTRAORDINARY RESOLUTION REGARDING THE AMENDMENTS TO THE UNANIMOUS SHAREHOLDER
AGREEMENT

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

     the amendments to the Unanimous Shareholder Agreement set forth in Part C of Schedule A to the Information Circular – Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002 be and they are hereby adopted and approved, with immediate effect;

     the Amended and Restated Unanimous Shareholder Agreement attached to Schedule C-1 to the said Information Circular – Proxy Statement be and it is hereby adopted and approved and it shall replace in its entirety the Unanimous Shareholder Agreement dated December 2, 1988, as amended;

     the Trustee is hereby authorized, for and in the name of EnergyTrust, and any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute and deliver the said Amended and Restated Unanimous Shareholder Agreement, and execution thereof shall evidence approval of the said amendments and the Amended and Restated Unanimous Shareholder Agreement pursuant to this Extraordinary Resolution; and

     the Trustee is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

     All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-2

SPECIAL AND EXTRAORDINARY RESOLUTION REGARDING AMENDMENTS TO ARTICLES

RESOLVED AS A SPECIAL AND EXTRAORDINARY RESOLUTION THAT:

1.	the amendment to the Articles of the Corporation to increase the maximum number of directors from 7 to 8 is hereby adopted and approved, with immediate effect; and

2.	any one of the directors, officers or solicitors of the Corporation is hereby authorized to do all other acts or sign any further documents as may be necessary or desirable to implement this Special and Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Special and Extraordinary Resolution if used herein.

SCHEDULE B-3

EXTRAORDINARY RESOLUTION OF THE ROYALTY UNITHOLDERS REGARDING THE AMENDMENTS TO
THE ROYALTY INDENTURE

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the amendments to the Royalty Indenture set forth in Part A of Schedule A to the Information Circular – Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002 be and they are hereby adopted and approved, with immediate effect;

2.	the Amended and Restated Royalty Indenture attached as Schedule C-2 to the said Information Circular – Proxy Statement be and it is hereby adopted and approved, and shall replace in its entirety the Royalty Indenture dated December 2, 1988, as amended;

3.	Computershare Trust Company of Canada, the Trustee and Grantee thereunder, is hereby authorized, for and in the name of EnergyTrust, to execute and deliver the said Amended and Restated Royalty Indenture, and execution thereof shall evidence approval of the said amendments and the Amended and Restated Royalty Indenture pursuant to this Extraordinary Resolution; and

4.	Computershare Trust Company of Canada, the Trustee and Grantee thereunder, is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-4

EXTRAORDINARY RESOLUTION OF THE ROYALTY UNITHOLDERS REGARDING THE AMENDMENTS TO
THE MANAGEMENT AGREEMENT

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the amendments to the Third Amended Management Agreement dated April 26, 2000, set forth in Part D of Schedule A to the Information Circular – Proxy Statement of the Corporation and EnergyTrust, dated March 15, 2002, be and they are hereby adopted and approved, with immediate effect;

2.	the Amended and Restated Management Agreement attached as Schedule C-3 to the said Information Circular — Proxy Statement be and it is hereby adopted and approved, and it shall replace in its entirety the Third Amended Management Agreement dated April 26, 2000;

3.	the Trustee is hereby authorized, for and on behalf of the Royalty Unitholders, to execute and deliver the said Amended and Restated Management Agreement, and execution thereof shall evidence approval of the said amendments and the Amended and Restated Management Agreement pursuant to this Extraordinary Resolution; and

4.	the Trustee is hereby authorized for and on behalf of the Royal Unitholders to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-5

EXTRAORDINARY RESOLUTION OF THE ROYALTY UNITHOLDERS REGARDING SUBORDINATION OF
THE ROYALTY

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	in connection with the Credit Facility, the Royalty Unitholders hereby consent and agree to subordinate their rights to be paid the Royalty by the Corporation to the rights of the Lenders to be paid obligations owing to them by the Corporation in respect of obligations owing under or in connection with the Credit Facility, the Swap Agreements or otherwise, and in the event of a default by the Corporation in respect of any of its obligations to any of the Lenders, including a default in connection with the Credit Facility or in connection with the Swap Agreements, the Corporation may not make any further payments in respect of the Royalty to the Royalty Unitholders;

2.	in connection with collecting upon any of the obligations owing by the Corporation to any of the Lenders, whether pursuant to any security granted by the Corporation to the Bank or to any of the other Lenders or otherwise, the Royalty Unitholders hereby consent and agree that the Lenders or any of them shall be entitled to realize on the assets of the Corporation and that in the event of a realization the Trustee shall release the Royalty insofar as it relates to the assets so realized upon; and

3.	the Trustee is hereby authorized for and on behalf of the Royal Unitholders to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-6

EXTRAORDINARY RESOLUTION OF THE TRUST UNITHOLDERS REGARDING AMENDMENTS TO THE
TRUST UNIT OPTION AGREEMENT AND TRUST UNIT OPTION PLAN

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the amendments to the Trust Unit Option Agreement and Trust Unit Option Plan as set forth in the Information Circular – Proxy Statemet of the Corporation and EnergyTrust dated March 15, 2002 is hereby approved;

2.	any one of the directors, officers or solicitors of the Corporation is hereby authorized and directed to do all acts or sign any documents as may be necessary or desirable to implement this Extraordinary Resolution; and

3.	Computershare Trust Company of Canada is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-7

EXTRAORDINARY RESOLUTION OF THE TRUST UNITHOLDERS REGARDING THE RESERVATION OF
ADDITIONAL TRUST UNIT OPTIONS

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the reservation of additional Trust Unit Options in the manner, and subject to the restrictions, set forth in the Information Circular – Proxy Statement of the Corporation and Energy Trust dated March 15, 2002 is hereby approved; and

2.	the Trustee is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-8

EXTRAORDINARY RESOLUTION OF THE TRUST UNITHOLDERS REGARDING THE CREATION OF A
TRUST UNIT RIGHTS INCENTIVE PLAN

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the creation of a Trust Unit Rights Incentive Plan in the manner, and on the essential terms, set forth in the Information Circular – Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002 is hereby approved;

2.	in connection with the approval of the Trust Unit Rights Incentive Plan, the amendments to the Option Plan as set forth in the Information Circular-Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002 are hereby approved; and

3.	Computershare Trust Company of Canada is hereby authorized for and on behalf of EnergyTrust, to do all acts or sign any documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-9

EXTRAORDINARY RESOLUTION OF THE TRUST UNITHOLDERS REGARDING THE DISTRIBUTION
REINVESTMENT PLAN

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	The Board of Directors of the Corporation is hereby authorized to make such amendments to the EnergyTrust Distribution Reinvestment and Trust Unit Purchase Plan (the “DRIP”) as the Board, in its discretion, considers appropriate or expedient to cause or encourage greater participation in the DRIP by Trust Unitholders;

2.	Such amendments may include but shall not be limited to the authorization of purchases of Trust Units from treasury at a price discounted from the prevailing market price, the incentivization of investment dealers and brokers to have their clients participate in the DRIP, provision for an option whereby Trust Unitholders can elect to receive their distributions of in the form of additional Trust Units and a provision for the issuance from treasury of Trust Units at a discount from the prevailing market price;

3.	The Board of Directors of the Corporation is hereby authorized to make such consequential amendments to the Trust Indenture between the Corporation and the Trustee dated December 2, 1988, as amended, or to the Restated and Amended Trust Indenture between the Corporation and the Trustee dated April 23, 2002 if the latter is adopted and approved, as the case may be, in the opinion of the said Board, be required in order to implement the aforementioned amendments to the DRIP; and

4.	the Trustee is hereby authorized, for and in the name of EnergyTrust or as Plan Agent in respect of the DRIP, as the case may be, to execute and deliver any and all documents (including without limitation the amended DRIP and a further Amended and Restated Trust Indenture) and do all such further acts and things as are or may be reasonably required to give effect to this Extraordinary Resolution, and the execution thereof shall evidence approval of the said amendments and, if applicable, the further Amended and Restated Trust Indenture pursuant to this Extraordinary Resolution and all such other documents.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-10

EXTRAORDINARY RESOLUTION OF THE TRUST UNITHOLDERS REGARDING THE AMENDMENTS TO
THE TRUST INDENTURE

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	the amendments to the Trust Indenture set forth in Part B of Schedule A to the Information Circular – Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002 be and they are hereby adopted and approved, with immediate effect;

2.	the Amended and Restated Trust Indenture attached as Schedule C-4 to the said Information Circular-Proxy Statement be and it is hereby adopted and approved and shall replace in its entirety the Trust Indenture dated December 2, 1988, as amended;

3.	the Trustee is hereby authorized for and on behalf of EnergyTrust to execute and deliver the said Amended and Restated Trust Indenture and execution thereof shall evidence approval of the said amendments and the Amended and Restated Trust Indenture pursuant to this Extraordinary Resolution; and

4.	the Trustee is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

SCHEDULE B-11

EXTRAORDINARY RESOLUTION OF TRUST UNITHOLDERS REGARDING GUARANTEES AND
SUBORDINATION

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.	Provided that in the opinion of legal counsel the granting of such guarantees is a permissible activity of a mutual fund trust under the Income Tax Act (Canada), RSC 1985, 5th Supp., as amended, EnergyTrust is hereby authorized to guarantee in favour of the Lenders all of the Lender Obligations and in favour of Emera all of the Emera Obligations;

2.	In order to settle upon the specific form of guarantee agreement necessary to implement the guarantee authorized in the foregoing paragraph any one officer or director of the Corporation is hereby authorized to negotiate on behalf of EnergyTrust a guarantee agreement or agreements in favour of the Lenders relating to the guarantee of the Lender Obligations and a guarantee agreement or agreements in favour of Emera relating to the guarantee of the Emera Obligations;

3.	The Trustee is hereby authorized, for and in the name of EnergyTrust, to execute and deliver, such guarantee agreements and the execution of any such agreements by the Trustee shall be conclusive evidence of the approval of such agreements pursuant to these resolutions;

4.	In connection with the guarantee of the Lender Obligations, the Trustee be and it is hereby authorized for and on behalf of EnergyTrust to execute and deliver any security or security documents over all the assets of EnergyTrust in favour of the Lenders (collectively, the “Security Documents”), and the execution and delivery of any and all such Security Documents by the Trustee for and on behalf of EnergyTrust be and is hereby authorized and approved;

5.	The Trustee is authorized to enter into a subordination agreement with the Lenders pursuant to which EnergyTrust agrees to subordinate its right to be paid the Royalty by the Corporation to the right of any Lender to be paid obligations owing to it by the Corporation, and which agreement may further provide, without limitation, that in the event of a default by the Corporation to any of the Lenders, including any such default in connection with the Credit Facility, the Swap Agreements or otherwise, the Corporation will not make any further payments in respect of the Royalty to EnergyTrust, that EnergyTrust will not make any further distributions to Trust Unitholders, that in connection with collecting upon any of the obligations owing by the Corporation to any such Lender, whether pursuant to any security granted by the Corporation or otherwise, the Lenders shall be entitled to realize on the assets of the Corporation and that in the event of a realization the Trustee shall release the Royalty insofar as it relates to the assets so realized upon;

6.	In order to settle upon the specific form of subordination agreement necessary to implement the subordination authorized in the foregoing paragraph any officer or director of the Corporation is hereby authorized to negotiate on behalf of EnergyTrust a subordination agreement in favour of the Lenders;

7.	The Trustee is hereby authorized, for and in the name of EnergyTrust, to execute and deliver, such subordination agreement and the execution of any such agreement by the Trustee shall be conclusive evidence of the approval of such agreement pursuant to these resolutions; and

8.	the Trustee is hereby authorized for and on behalf of EnergyTrust to do all acts or sign any further documents as may be necessary or desirable to implement this Extraordinary Resolution.

All terms defined in the Information Circular — Proxy Statement of the Corporation and EnergyTrust dated March 15, 2002, have the same respective meanings in this Extraordinary Resolution if used herein.

Schedule C

[Filed as Exhibit 7.1, 7.2, 7.3 and 7.4 to this Registration Statement on Form 10]